     THE REGISTRANT HAS REQUESTED CONFIDENTIAL TREATMENT FOR CERTAIN PORTIONS OF THIS AGREEMENT. THOSE PORTIONS HAVE BEEN OMITTED FROM THIS COPY OF THE AGREEMENT AT THE PLACES INDICATED BY DOUBLE ASTERISKS (**); AND HAVE BEEN FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION.








                        THE WELLCOME FOUNDATION LIMITED

                                      AND

                             BURROUGHS WELLCOME CO.


                                      AND


                                 CENTOCOR, INC.

                                      AND

                                 CENTOCOR B.V.




       -------------------------------------------------------------------------

                    SUPPLY, DISTRIBUTION AND SALES AGREEMENT

       -------------------------------------------------------------------------







                                                 THE WELLCOME FOUNDATION LIMITED
                                                                Legal Department
                                                                   Unicorn House
                                                                     P O Box 129
                                                                 160 Euston Road
                                                                  London NW1 2BP
                                                                         England

                                                   Dated As of December 16, 1993


                               TABLE OF CONTENTS
                               -----------------

                                                                       PAGE

1.   DEFINITIONS .....................................................    3

2.   JOINT AND SEVERAL LIABILITY; PERFORMANCE BY AFFILIATES ..........    3

3.   APPOINTMENT AS DISTRIBUTOR ......................................    5

4.   OPTION FOR JAPAN, REPUBLIC OF KOREA, PEOPLE'S REPUBLIC OF CHINA
     AND TAIWAN .......................................................   9

5.   PURCHASE AND SUPPLY OBLIGATIONS ..................................  10

6.   FORECAST - ORDER AND DELIVERY PROCEDURES .........................  12

7.   PAYMENT TERMS FOR 17-1A PRODUCT ..................................  16

8.   DELIVERY TERMS; INSPECTION UPON DELIVERY AND NON-CONFORMING
     FINAL 17-1A PRODUCT/PRE FORMULATED BULK ANTIBODY .................  25

9.   QUALITY ASSURANCE AND QUALITY CONTROL OF FINAL 17-1A PRODUCT .....  27

10.  CENTOCOR'S AND CBV'S OBLIGATIONS AS MANUFACTURER .................  30

11.  LICENSE GRANT ....................................................  31

12.  SUPPLY OF F&C TECHNICAL INFORMATION ..............................  32

13.  FILLING AND CAPPING ..............................................  33

14.  LICENSE AND USE OF TRADEMARKS AND HOUSE MARKS AND INDICIA ........  35

15.  INSURANCE ........................................................  35

16.  MARKETING ........................................................  36

17.  COUNTRY MARKETING PLANS ..........................................  37

18.  PROMOTIONAL EFFORTS ..............................................  37

19.  MARKETING AND PROMOTIONAL MATERIALS ..............................  38

20.  ADVERSE REACTIONS, AGENCY COMMUNICATIONS AND PRODUCT RECALL ......  40

21.  REPRESENTATIONS AND WARRANTIES ...................................  42




22.  INDEMNIFICATION ..................................................  49

23.  NON COMPETE ......................................................  54

24.  THIRD PARTY INFRINGEMENT .........................................  55

25.  ASSIGNMENT .......................................................  57

26.  TERMINATION AND EFFECTS OF TERMINATION ...........................  58

27.  CONSEQUENCES OF TERMINATION ......................................  61

28.  CONFIDENTIALITY ..................................................  64

29.  PUBLIC STATEMENTS ................................................  66

30.  MISCELLANEOUS ....................................................  66


     APPENDIX A           --       GLOSSARY OF TERMS

     SCHEDULE 5.3         --       WELLCOME'S STANDARD TERMS AND
                                   CONDITIONS OF PURCHASE
     SCHEDULE 8.3         --       17-1A PRODUCT SPECIFICATION
     SCHEDULE 12.1        --       TECHNICAL INFORMATION
                                   RELATING TO F&C TECHNICAL
                                   PROGRAM
     SCHEDULE 20.2        --       ADVERSE REACTION PROCEDURES

                    SUPPLY, DISTRIBUTION AND SALES AGREEMENT
                    ----------------------------------------

        THIS SUPPLY, DISTRIBUTION AND SALES AGREEMENT (the "Agreement") is dated
                                                            ---------
as of the 16th day of December, 1993 by and among THE WELLCOME FOUNDATION LIMITED, a United Kingdom corporation of Unicorn House, PO Box 129, 160 Euston Road, London NW1 2BP, England ("WELLCOME"), BURROUGHS WELLCOME CO., a North
                                --------
Carolina corporation of 3030 Cornwallis Road, Research Triangle Park, North Carolina 27709 ("BW"), CENTOCOR, INC., a Pennsylvania corporation of 200 Great
                 --
Valley Parkway, Malvern, Pennsylvania 19355, USA ("CENTOCOR"), and CENTOCOR
                                                   --------
B.V., a Netherlands corporation of Einsteinweg 101, PO Box 251, 2300 AG Leiden, the Netherlands ("CBV").
                  ---

                                  WITNESSETH:

          WHEREAS, CENTOCOR and CBV are engaged in research and development with respect to pharmaceutical products;

        WHEREAS, CENTOCOR has undertaken certain research, clinical and regulatory development of an anti-cancer pharmaceutical product containing a murine monoclonal antibody that binds to the 17-1A antigen;

        WHEREAS, CENTOCOR is willing to appoint WELLCOME, and WELLCOME is willing to accept appointment as, the exclusive distributor of such pharmaceutical product for the world, except certain countries in Asia, all in accordance with this Agreement;

        WHEREAS, as distributor, WELLCOME is to buy and CENTOCOR is to sell to WELLCOME, such product, all as set forth in this Agreement;

        WHEREAS, for certain North American markets, the parties contemplate that WELLCOME will buy and CENTOCOR will sell to WELLCOME fully purified, pre-formulated product in bulk form which will require additional processing, and such processing will be conducted at the BW facility located in Greenville, North Carolina or another WELLCOME facility, all as more fully set forth in this Agreement;

        WHEREAS, CENTOCOR will supply to WELLCOME, in accordance with this Agreement, the know-how and technical information necessary or appropriate for the processing of fully purified, pre-formulated product in bulk form into finished product;

        WHEREAS, CENTOCOR is the proprietor of the trademark PANOREX in certain countries and has entered into a Trademark Agreement of even date herewith with WELLCOME allowing WELLCOME to use the trademark PANOREX in connection with the product in accordance with terms and conditions therein contained; and

        WHEREAS, WELLCOME is the proprietor of the Wellcome Indicia which will be applied and used in connection with the product in accordance with the terms and conditions hereof;

        NOW THEREFORE, in consideration of the premises and the mutual covenants and agreements herein contained, and for other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the parties hereto, intending to be legally bound hereby, do hereby agree as follows:

1.   DEFINITIONS
     -----------

        The terms defined in the Glossary attached as Appendix A hereto, when
                                                      ----------
used in this Agreement, shall have the meanings set forth in such Glossary, unless the context requires otherwise.

2.   JOINT AND SEVERAL LIABILITY; PERFORMANCE BY AFFILIATES
     ------------------------------------------------------

     2.1. Each obligation and liability of CENTOCOR under this Agreement shall be an independent, joint and several obligation of CENTOCOR and CBV. Each of CENTOCOR and CBV shall be fully liable for performance under this Agreement, notwithstanding (a) the voluntary or involuntary liquidation, dissolution, sale or other disposition of all, or substantially all of the assets, marshalling of assets and liabilities, receivership, insolvency, bankruptcy, assignment for the benefit of creditors, reorganization, arrangement, composition with creditors or readjustment of, or other similar proceedings affecting CBV or CENTOCOR or any contest of the validity of this Agreement in any such proceeding; or (b) any Law or Court Order now or hereafter in effect in any jurisdiction which might in any manner affect any of such terms or provisions or any of the rights of WELLCOME or BW with respect thereto or which might cause or permit CBV or CENTOCOR to invoke any defense to, or any alteration in the time, amount or manner of performance of, any or all of their respective obligations under this Agreement, except to the extent such Law or Court Order renders such obligations unlawful or to the extent such Court Order constitutes a remedy for a breach by WELLCOME or BW. The invalidity or unenforceability of this Agreement as to either of CENTOCOR or CBV shall not render this Agreement invalid or unenforceable as to the other. The invalidity or unenforceability of this Agreement in any jurisdiction shall not in itself render this Agreement invalid or unenforceable in another jurisdiction. If any obligation hereunder of either CBV or CENTOCOR is not performed by such party punctually, the other of CBV or CENTOCOR, as applicable, will, without demand being made by WELLCOME, immediately perform such obligation.

     2.2. To the extent that BW has an obligation hereunder, either expressly or by assignment by WELLCOME, WELLCOME hereby guarantees the full payment and performance of such obligation. Each of WELLCOME and BW shall be fully liable for performance of their obligations under this Agreement, notwithstanding (a) the voluntary or involuntary liquidation, dissolution, sale or other disposition of all or substantially all of the assets, marshalling of assets and liabilities, receivership, insolvency, bankruptcy, assignment for the benefit of creditors, reorganization, arrangement, composition with creditors or readjustment of, or other similar proceedings affecting BW or WELLCOME or any contest of the validity of this Agreement in any such proceeding; or (b) any Law or Court Order now or hereafter in effect in any jurisdiction which might in any manner affect any of such terms or provisions or any of the rights of CENTOCOR with respect thereto or which might cause or permit BW or WELLCOME to invoke any defense to, or any alteration in the time, amount or manner of performance of, any or all of the respective obligations under this Agreement, except to the extent such Law or Court Order renders such obligations unlawful or to the extent such Court Order constitutes a remedy for a breach by CENTOCOR or CBV. The invalidity or unenforceability of this Agreement as to either of WELLCOME or BW shall not render the respective obligations of the other under this Agreement invalid or unenforceable. The invalidity or unenforceability of this Agreement in any jurisdiction shall not in itself render this Agreement invalid or unenforceable in another jurisdiction. If any obligation hereunder of BW is not performed by it punctually, WELLCOME will, without demand being made by CENTOCOR, immediately perform such obligation.

3.   APPOINTMENT AS DISTRIBUTOR
     --------------------------

     3.1. CENTOCOR and CBV hereby appoint WELLCOME and its Affiliates as the exclusive distributor for CENTOCOR and its Affiliates of the 17-1A Product in the Territory and grant WELLCOME and its Affiliates the exclusive right to promote, sell, market and distribute the 17-1A Product in the Territory subject to the terms and conditions herein set forth.

     3.2. WELLCOME hereby agrees to act in that capacity subject to the terms and conditions herein set forth.

     3.3. Notwithstanding the foregoing, and to the extent permitted by applicable Law, if both (a) either (x) the Product Committee determines that it is inadvisable for WELLCOME or its Affiliates to promote, use, sell, market or distribute the 17-1A Product in any country in the Territory or (y) WELLCOME or its Affiliates are prevented by any applicable Law from doing so, and (b) CENTOCOR'S promotion, use, sale, marketing or distribution in such country does not adversely affect WELLCOME'S promotion, use, sale, marketing or distribution in any other country of the Territory, then, for so long as WELLCOME or its Affiliates do not promote, use, sell, market or distribute the 17-1A Product in a country described in clause (a) of this Section 3.3, CENTOCOR or its
                       ----------         -----------
authorized agent may promote, use, sell, market or distribute the 17-1A Product in such country; provided, however, neither CENTOCOR nor its authorized agent
                 --------  -------
may, without the express written consent of WELLCOME, use either the Panorex Trademarks or the Wellcome House Marks or otherwise associate WELLCOME with such promotion, use, sale, marketing or distribution of the 17-1A Product.

     3.4. To the extent permitted by applicable Law, and except with WELLCOME'S express written consent to the contrary, if WELLCOME or any of its Affiliates are no longer prevented by applicable Law from promoting, using, selling, marketing or distributing the 17-1A Product in a country referenced in
Section 3.3(b) hereof or the Product Committee determines that it is no longer
- --------------
inadvisable for WELLCOME and its Affiliates to engage in promoting, using, selling, marketing or distributing the 17-1A Product in a country in the Territory, then WELLCOME may upon at least ninety (90) days' prior notice to CENTOCOR commence sales of the 17-1A Product in such country. Immediately upon WELLCOME'S commencing sales in such country, CENTOCOR shall cease all of its efforts in such country with respect to the 17-1A Product, except that CENTOCOR and its authorized agent may fulfill any outstanding orders then existing with respect to such country.

     3.5. Subject to the provisions with respect to early termination set forth in Sections 26 and 27 hereof, this Agreement shall commence on the date
         ------------------
hereof and shall continue in full force and effect with respect to each country in the Territory for a period of fifteen (15) years from First Commercial Sale in such country. During the period commencing one (1) year prior to the expiration of the aforementioned fifteen (15) year period with respect to any country in the Territory (a "Country Expiration Date"), CENTOCOR and WELLCOME
                             -----------------------
shall negotiate in good faith with respect to the renewal of this Agreement with respect to such country on terms and conditions mutually acceptable to the parties; provided, however, nothing contained herein shall obligate either
         --------  -------
CENTOCOR or WELLCOME to renew this Agreement.  Prior to the date which is six
(6) months
prior to a Country Expiration Date, neither CENTOCOR nor CBV, nor any of their respective officers, directors, employees, shareholders, agents or Affiliates shall solicit, initiate, furnish information relating to or participate in negotiations with any Third Party with respect to the promotion, use, sale, marketing, distribution or supply of the 17-1A Product or of any pharmaceutical product containing the 17-1A Antibody with respect to the applicable country in the Territory. Following the date which is six (6) months prior to a Country Expiration Date, CENTOCOR shall have the right to negotiate with Third Parties with respect to rights in the applicable country to promote, use, sell, market and distribute the 17-1A Product.

     3.6. If the parties hereto fail to renew this Agreement with respect to a given country in the Territory as provided in Section 3.5 hereof, whether for
                                              -----------
any reason or for no reason, then CENTOCOR shall pay to WELLCOME, in cash, with respect to such country for which this Agreement was not renewed, a Termination Fee. A "Termination Fee," with respect to a country, means an amount equal to
(   **   )

     3.7. To assure appropriately the rights hereby granted to WELLCOME and except to the extent required by applicable Law, during the term of this Agreement, neither CENTOCOR nor its Affiliates shall (a) release or deliver, or authorize the release or delivery of, or otherwise transfer or assign its rights in, the Wistar Hybridoma, the Centocor Hybridoma or any cell line producing the 17-1A Antibody or a Derivative 17-1A Antibody to any Third Party; (b) grant any rights to manufacture, have manufactured or sell, including the right to sell for resale, any products incorporating the 17-1A Antibody or any Derivative 17-1A Antibody; or (c) assign or transfer the Centocor Technology or otherwise grant to Third Parties the right to use the Centocor Technology to develop, make, have made, use, market, promote or sell 17-1A Product or Derivative 17-1A Product other than such rights as are granted to WELLCOME, as have been previously granted to Ajinomoto or as are granted to another Permitted Distributor in accordance with this Agreement. Nothing in this Section 3.7
                                                                -----------
shall limit the ability of CENTOCOR and CBV to assign their rights and delegate their duties as provided in Section 25 hereof.
                            ----------

     3.8. If CENTOCOR or any of its Affiliates enters into an agreement with another distributor with respect to 17-1A Product at any time at which pursuant to this Agreement WELLCOME or any of its Affiliates is the exclusive distributor of 17-1A Product in any country in the Territory, then CENTOCOR or its Affiliates, as applicable, shall agree with such other distributor, to the extent permitted by applicable Law, that (a) with respect to selling into any country in which WELLCOME or any of its Affiliates is exclusive distributor, such other distributor shall refrain, with respect to 17-1A Product, from seeking customers, from establishing any branch, and from maintaining any distribution depot, and (b) with respect to selling in any country in which WELLCOME or any of its Affiliates is exclusive distributor, other than a member of the European Economic Community or such other country that by applicable Law prohibits the restriction contained in this clause (b),
                                                                   ----------
such other distributor shall refrain from directly or indirectly selling 17-1A Product.

4.   OPTION FOR JAPAN, REPUBLIC OF KOREA, PEOPLE'S REPUBLIC OF CHINA AND TAIWAN
     --------------------------------------------------------------------------

     4.1. If at any time CENTOCOR shall terminate Ajinomoto as CENTOCOR'S distributor of 17-1A Product in any country in the Ajinomoto Territory, or modify the Ajinomoto Agreement so as to permit CENTOCOR to appoint another distributor for the 17-1A Product on a non-exclusive basis for any country in the Ajinomoto Territory or to appoint an exclusive distributor of the 17-1A Product for a portion of such country, or the Ajinomoto Agreement shall expire by its terms, CENTOCOR shall promptly give WELLCOME written notice of such termination, modification or expiration. Thereupon, at WELLCOME'S exclusive option to be exercised by written notice to CENTOCOR not later than ninety (90) days after WELLCOME'S receipt of CENTOCOR'S notice, CENTOCOR and WELLCOME shall negotiate in good faith the terms and conditions of a clinical and regulatory development agreement and a supply, distribution and sale agreement for the country or portion of a country with respect to which Ajinomoto's rights are no longer exclusive (the "Former Ajinomoto Territory"). It is the intent of the
                       --------------------------
parties that such supply, distribution and sale agreement be on terms and conditions similar to this Agreement, subject to such modifications as may be necessary to reflect the special circumstances of the applicable country in the Former Ajinomoto Territory and any subsisting or remaining rights of Ajinomoto and further subject to the intent of the parties that the relative economic benefits of the parties as a whole with respect to the

Former Ajinomoto Territory be substantially equivalent to the relative economic benefits of the parties as a whole with respect to the Territory. If WELLCOME
and CENTOCOR are unable to come to agreement within                (**)
         following WELLCOME'S exercise of the option to negotiate, unless such period shall be extended by mutual consent of the parties hereto, then CENTOCOR shall have the right to negotiate with Third Parties with respect to rights in the applicable Former Ajinomoto Territory to promote, use, sell, market and distribute the 17-1A Product, subject to the further provisions of this Section
                                                                        -------
4.1. If CENTOCOR shall reach agreement in principle with any such Third Party as
- ---
to rights in the applicable Former Ajinomoto Territory, CENTOCOR shall first offer such rights on the same terms and conditions to WELLCOME, and WELLCOME shall have thirty (30) days to accept or reject such terms and conditions. If within such period WELLCOME rejects such terms and conditions or fails to accept such terms and conditions, then, for a period of one hundred eighty (180) days from the earlier of WELLCOME'S rejection or the end of such period, CENTOCOR may enter into an agreement on such terms and conditions with the applicable Third Party.

     4.2.   Any distribution rights obtained pursuant to this Section 4 with
                                                              ---------
respect to all or a portion of a country shall be for a period of fifteen (15) years from the First Commercial Sale by WELLCOME or its Affiliates under such distribution rights in such portion or all of the applicable country in the Former Ajinomoto Territory.

5.   PURCHASE AND SUPPLY OBLIGATIONS
     -------------------------------

     5.1. CENTOCOR shall supply WELLCOME with, and WELLCOME shall purchase from CENTOCOR, the requirements of WELLCOME and its Affiliates of Salable 17-1A Product for resale in each country in the Territory for which Regulatory Approval has been issued, all in accordance with the terms and conditions herein contained. All such Salable 17-1A Product shall meet applicable 17-1A Product Specification.

     5.2. Pre Formulated Bulk Antibody shall be supplied only to the Greenville Facility and only for purposes of Filling and Capping with the
resulting Final 17-1A Product being resold in (**)     ; provided, however, in
                                                         --------  -------
the event that by reason of Force Majeure the Leiden Facility delivers Inadequate Supplies of Final 17-1A Product for the Territory other than (**)
     or in the event of mutual consent of the parties hereto, WELLCOME may sell Final 17-1A Product that resulted from Filling and Capping at the Greenville Facility in the Territory outside North America. "Force Majeure"
                                                              -------------
means a cause beyond the reasonable control and without the fault or negligence of the applicable party, including, without limitation, act of God; Law; war; insurrection or civil commotion; destruction of production facilities or materials by earthquake, fire, flood or storm; labor disturbance; epidemic; or failure of suppliers; public utilities or common carrier. "Inadequate Supplies"
                                                            -------------------
of Final 17-1A Product means Final 17-1A Product delivered by CENTOCOR such
that, in any  (**)         months, CENTOCOR has delivered in at least (**)  of
those months less than (**)                      of the Final 17-1A Product it
is required to deliver in those months pursuant to Section 6.6 hereof (including
                                                   -----------
amounts which were required to be delivered in prior months pursuant to Section
                                                                        -------
6.6 hereof and were not delivered).  Nothing in this Section 5.2 releases
- ---                                                  -----------
CENTOCOR from its obligations to supply Salable 17-1A Product under Section 6.6
                                                                    -----------
hereof.

     5.3. All Firm Orders placed by WELLCOME for the supply of the Final 17-1A Product and Pre Formulated Bulk Antibody shall be deemed to incorporate Wellcome's Standard Terms and Conditions of

Purchase in force at that time (copies of the current versions of which are annexed hereto as Schedule 5.3 hereof) insofar as such terms and conditions are
                  ------------
not varied by or inconsistent with this Agreement. In the event of inconsistencies between the terms of this Agreement and Wellcome's Standard Terms and Conditions of Purchase, the terms of this Agreement shall prevail.

     5.4. WELLCOME shall from time to time place Firm Orders for the Salable 17-1A Product with CENTOCOR as provided in Section 6 hereof.
                                           ---------

     5.5.   CENTOCOR shall supply WELLCOME, at WELLCOME'S option, at any time
during the term of this Agreement, up to   (**)                   stock of Final
17-1A Product and/or Pre Formulated Bulk Antibody based on the most recent Requirements Forecasts as defined below and Launch Forecasts as defined below, together with relevant material safety data sheets and instructions and all relevant and necessary storage information.

     5.6. In the event that WELLCOME elects to exercise its option under the provisions of Section 5.5 hereof, WELLCOME shall inform CENTOCOR of its decision
              -----------
in writing.  CENTOCOR shall be obliged to provide the stock of Final 17-1A
Product and Pre Formulated Bulk Antibody, as applicable, within      (**)
of receiving WELLCOME'S request for the same.

6.   FORECAST - ORDER AND DELIVERY PROCEDURES
     ----------------------------------------

     6.1. WELLCOME shall provide to CENTOCOR not later than thirty (30) days prior to the commencement of each Quarter (such Quarter, the "Initial Quarter"
                                                              ---------------
and the immediately succeeding quarter, the "Second Quarter") a forecast of
                                             --------------
WELLCOME'S requirements for Salable 17-1A Product for each of the Initial Quarter and the immediately succeeding three (3) quarters (a

"Requirements Forecast").  The Initial Quarter and Second Quarter forecasts
 ---------------------
shall not include requirements for any Launch Country. A "Launch Country" means
                                                          --------------
any country in the Territory until Launch has occurred in such country and WELLCOME has notified CENTOCOR that such country is no longer to be treated as a Launch Country.

        6.1.1. Each Requirements Forecast shall differentiate between requirements for Final 17-1A Product and Pre Formulated Bulk Antibody with differentiation among the countries for which the Final 17-1A Product is to be labeled and packaged. With respect to Pre Formulated Bulk Antibody, such Requirements Forecasts, Launch Forecasts (as described below) and Firm Orders shall specify the bulk vial equivalent to be delivered rather than the actual quantity of Pre Formulated Bulk Antibody. In calculating such actual quantity, Centocor shall take into account process yield as determined by the Product Committee and batch specific and any other factors that would influence yield.

        6.1.2. The quantity forecast for each of Final 17-1A Product and Pre Formulated Bulk Antibody for the Initial Quarter in each Requirements Forecast other than the first Requirements Forecast under this Section 6.1 shall
                                                               -----------
not be more than  (**)               above or below such quantity forecast for
the Second Quarter in the immediately preceding Requirements Forecast. Such limits on variations in quantities of Final 17-1A Product shall not limit the right of WELLCOME to vary its Firm Orders with respect to the countries for which such quantities are to be labeled and packaged. There shall be no restriction on the quantities shown in the forecasts for the Second Quarter and subsequent quarters in each Requirements Forecast.

     6.2. When the Product Committee identifies a potential Launch in a country in the Territory, but not earlier than one (1) year and not later than six (6) months prior to such date, WELLCOME will begin providing to CENTOCOR forecasts of WELLCOME'S requirements of 17-1A Product in such country (a "Launch
                                                                          ------
Forecast") for the twelve (12) month period beginning on the Launch and shall
- --------
continue such forecasts until the applicable country ceases to be a Launch Country. The Launch Forecast shall be updated from time to time as WELLCOME shall desire or the Product Committee shall request.

     6.3. The Requirements Forecasts and Launch Forecasts shall not constitute Firm Orders. To constitute a Firm Order, an order must be submitted in writing on the Purchase Order form, be labeled as a Firm Order by WELLCOME or its Affiliate, as applicable, and shall specify all necessary or appropriate instructions with regard to the labeling and destination of the Final 17-1A Product or Pre Formulated Bulk Antibody, as applicable.

     6.4. WELLCOME shall submit Firm Orders for Salable 17-1A Product for delivery during a Quarter equal to the quantities (but not necessarily for the countries) forecast for such Quarter in the Requirements Forecast which reflects such Quarter as the Initial Quarter.

     6.5. With respect to a Launch Country, WELLCOME shall upon receipt of all Regulatory Approvals with respect to such country, submit Firm Orders for delivery in a Quarter of the lesser of the amounts set forth in the then most recent Launch Forecast for such Quarter (pro rated if Regulatory Approval comes after the beginning of such Quarter) or as agreed by the Product Committee. Once a Launch Country is included in the forecast for the Initial

Quarter of a Requirements Forecast, WELLCOME shall not be required to place Firm Orders under this Section 6.5.
                  ------------

     6.6. CENTOCOR shall fulfill each Firm Order submitted pursuant to Sections 6.4 or 6.5 hereof for Final 17-1A Product and Pre Formulated Bulk
- -------------------
Antibody specified in such Firm Order. Salable 17-1A Product ordered pursuant to
Section 6.4 hereof shall be delivered within four (4) weeks of CENTOCOR'S
- -----------
receipt of the applicable Firm Order.  Salable 17-1A Product ordered pursuant to
Section 6.5 hereof shall be delivered within a period selected by the Product
- -----------
Committee but in no event later than ninety (90) days after CENTOCOR'S receipt of the applicable Firm Order. Upon delivery to WELLCOME, all Final 17-1A
Product shall have at least (**)                      of its shelf life
remaining and Pre Formulated Bulk Antibody shall have such shelf life that upon
Filling and Capping, the shelf life remaining shall be         (**)
for Final 17-1A Product.  At CENTOCOR'S request, WELLCOME will accept Final
17-1A Product with a shelf life less than   (**)                    , but in the
event such Final 17-1A Product is not sold due to the limited shelf life remaining, CENTOCOR will refund the payment made by WELLCOME to CENTOCOR for such stock.

     6.7. CENTOCOR and CBV shall use commercially reasonable efforts to supply to WELLCOME any requirements of WELLCOME in excess of those required to be delivered under Section 6.6 hereof.
                -----------

     6.8. If there is a shortfall or anticipated shortage of Final 17-1A Product and/or Pre Formulated Bulk Antibody and/or any other essential materials used in the production of 17-1A Product and/or any delay in shipment or delivery occasioned by CENTOCOR or its Affiliates, CENTOCOR hereby undertakes and agrees
(a) immediately to notify WELLCOME and its Affiliates as
to the reason for the shortage of supply and to provide an indication of the duration of the delay and (b) to use its best efforts to allocate to WELLCOME as much Final 17-1A Product and Pre Formulated Bulk Antibody as is available as a matter of priority in accordance with WELLCOME'S estimated requirements and Firm Order(s) made under the terms hereof. CENTOCOR shall not grant an equal or higher priority to any Third Party than to WELLCOME and its Affiliates with respect to shipment of products from the Leiden Facility, except as may exist on the date hereof. Nothing in this Section 6.8 releases CENTOCOR from its
                                 -----------
obligations to supply Salable 17-1A Product under Section 6.6 hereof.
                                                  -----------

     6.9. CENTOCOR shall use best efforts to make up all shortfalls in delivery in accordance with a Firm Order as promptly as possible and shall promptly supply Final 17-1A Product and Pre Formulated Bulk Antibody to WELLCOME to meet such Firm Order.

     6.10. WELLCOME shall in its forecasting and ordering maintain inventories of Salable 17-1A Product in accordance with inventory management systems it uses for other products of similar status and exposure in the marketplace.

7.   PAYMENT TERMS FOR 17-1A PRODUCT
     -------------------------------

     7.1.   PURCHASE PRICE
            --------------

        7.1.1. For all Final 17-1A Product delivered by CENTOCOR to WELLCOME, WELLCOME shall pay as the Purchase Price to CENTOCOR:
        (a)        (**)             of Net Sales by WELLCOME and its Affiliates
of such Final 17-1A Product on the

  (**)                                                     of Net Sales of such
Final 17-1A Product;

        (b)                             (**)        of Net Sales by WELLCOME and
its Affiliates of such Final 17-1A Product on the (**)
           of Net Sales of such Final 17-1A Product; and

        (c)                             (**)      of Net Sales by WELLCOME and
its Affiliates of such Final 17-1A Product on Net Sales thereafter for the term of this Agreement.

The appropriate Purchase Price level shall be measured from the date of First Commercial Sale in the Territory, based on total Net Sales made in the initial term and any renewal term of this Agreement.

        7.1.2. For all Pre Formulated Bulk Antibody supplied to the Greenville Facility, WELLCOME shall pay as the Purchase Price to CENTOCOR
(**)       of Net Sales
by WELLCOME and its Affiliates of Final 17-1A Product resulting from the Filling and Capping of such Pre Formulated Bulk Antibody.

        7.1.3.       Notwithstanding Section 7.1.2 hereof, if any Pre Formulated
                                     -------------
Bulk Antibody supplied to the Greenville Facility shall be rendered unsalable by reason of a failure of Filling and Capping, or if any such Pre Formulated Bulk Antibody shall be deemed to be Unnecessary Waste, the Purchase Price thereof
shall be the lesser of the        (**)

CENTOCOR'S cost shall mean direct labor, direct materials, variable burden and fixed burden allocated to Pre Formulated Bulk

Antibody.  "Unnecessary Waste" means the difference between the yield of Final
            -----------------
17-1A Product from Pre Formulated Bulk Antibody actually achieved in Filling and Capping at the Greenville Facility and the feasible yield as determined by the Product Committee. The Product Committee shall determine such feasible yield taking into account actual yields at the Leiden Facility, special circumstances at the Greenville Facility (including the length of time it has been conducting Filling and Capping and variations in equipment) and the composition of specific shipment of Pre Formulated Bulk Antibody.

            7.1.4.                 (**)
















Nothing in this Section 7.1.4 or in any negotiations or agreements entered into
                -------------
pursuant to this Section 7.1.4 shall limit the indemnification obligations of
                 -------------
CENTOCOR and CBV under Section 22.1 hereof.
                       ------------

        7.1.5. If the Centocor Hybridoma or the Wistar Hybridoma enters, or is established already to be in, the public domain, in the Territory and, as a result, a 17-1A Product or Derivative 17-1A Product competitive with the 17-1A Product is marketed, sold or distributed hereunder by a Third Party in the Territory, then the percentage applied to Net Sales under Sections 7.1.1 and
                                                          ------------------
7.1.2 hereof shall be adjusted by multiplying such percentage by     (**)      .
- -----


     7.2.   INTERIM PAYMENTS
            ----------------

        7.2.1.       As further set forth in this Section 7.2, initial payments
                                                  -----------
will be made based on estimates of the Purchase Price ("Final 17-1A Product
                                                        -------------------
Interim Prices" and "Pre Formulated Bulk Antibody Interim Prices,"
- --------------       -------------------------------------------
respectively).

        7.2.2. As interim payment of the Purchase Price, WELLCOME and its Affiliates will pay the then current Final 17-1A Product Interim Price within
(**)       after WELLCOME'S receipt of the invoice for Final 17-1A Product and
the then current Pre Formulated Bulk Antibody Interim Price within       (**)
after WELLCOME'S receipt of the invoice for Pre Formulated Bulk Antibody shipped pursuant to a Firm Order, provided that such Final 17-1A Product or Pre Formulated Antibody has met the standards set forth in Section 21.4 hereof, and
                                                       ------------
provided further that from and after payment of the Purchase Price for Final
17-1A Product delivered by CENTOCOR in an aggregate of        (**)  , payments
of the Final 17-1A Product Interim Price shall be due within  (**)       after
WELLCOME'S receipt of invoice. If the days outstanding for WELLCOME'S average trade receivables (exclusive of bad debts) in the Territory on sales of Final
17-1A Product shipped as such by CENTOCOR at any time exceed  (**)        , then
the payment terms from WELLCOME to CENTOCOR
with respect to Final 17-1A Product shipped by CENTOCOR shall be adjusted by
adding to such terms        (**)     of the excess of the number of days such
average trade receivables are outstanding over        (**)       .

        7.2.3. Based on WELLCOME'S proposed gross selling price and its reasonable estimates of items that will be deducted therefrom to determine Net Sales, WELLCOME will notify CENTOCOR of an initial Pre Formulated Bulk Antibody Interim Price and an initial Final 17-1A Product Interim Price.

        7.2.4. The initial Pre Formulated Bulk Antibody Interim Price shall be based on an estimate of the
                    (**)
such estimate approved by the Product Committee.

        7.2.5. The Final 17-1A Product Interim Price and the Pre Formulated Bulk Antibody Interim Price (collectively, the "Interim Prices")
                                                           --------------
        (**)              as directed by the Product Committee
                       (**)               .

     7.3.   ADJUSTMENTS TO PURCHASE PRICE
            -----------------------------

        7.3.1. On a basis not more frequently than monthly or less frequently than quarterly, WELLCOME shall submit to CENTOCOR itemized adjustments to the Purchase Price based on the deductions from gross sales price that constitute adjustments to Net Sales and on variations in its actual gross sales prices.

        7.3.2.       If WELLCOME holds for CENTOCOR pursuant to Section 8.6
                                                                -----------
hereof any inventory of 17-1A Product that is rendered unsalable by expiration of its shelf life, a change in any Regulatory Approvals or recalls, market withdrawals or corrections (except to the extent such recalls, market withdrawals or corrections have been (a) solely the result of WELLCOME'S Filling and Capping at the Greenville Facility but only other than in compliance with the 17-1A Product Specification or such other written specifications as are issued by the Product Committee or the CGMP Regulations, or (b) solely the result of WELLCOME'S storage, physical handling or distribution of 17-1A Product but only other than in compliance with the 17-1A Product Specification or CGMP Regulations), then the Net Sales of such inventory shall be deemed (**) . The allocation of costs other than payment of the Purchase Price with respect to 17-1A Product that is subject to recalls, market withdrawals or corrections shall be governed by Section 20.5 hereof.
   ------------

        7.3.3. If any inventory of 17-1A Product is rendered unsalable by reason of any casualty or event or circumstance for which an adjustment is not made by reason of Sections 7.3.1 or 7.3.2 hereof, the Net Sales of such
                  -----------------------
inventory shall be deemed (**), provided that WELLCOME shall pay to CENTOCOR for such inventory the lesser of

       (**)


        CENTOCOR'S cost shall mean direct labor, direct materials, variable burden and fixed burden allocated to Final 17-1A Product or Pre Formulated Bulk Antibody, as applicable.

        7.3.4. If such adjustments result in reductions of the Purchase Price from the applicable Interim Price, WELLCOME may apply such adjustments as a credit against subsequent invoices. If such adjustments result in additional amounts owing to CENTOCOR, WELLCOME shall pay such amounts to CENTOCOR within ten (10) days of the submission of the applicable adjustment.

     7.4.   MANNER OF PAYMENT
            -----------------

        7.4.1. CENTOCOR shall direct all invoices for Salable 17-1A Product, notwithstanding where delivery actually takes place, to WELLCOME at Temple Hill, Dartford, Kent, UK for the attention of the accounts department or such other offices as WELLCOME shall from time to time direct.

        7.4.2. Payment of the Purchase Price shall be made by check drawn (or by such other payment method as the parties may from time to time agree) in Dollars, Pounds Sterling, Deutschmarks or such other currency as the parties may mutually agree. Checks (or such other payment) will be delivered to the address designated by CENTOCOR.

        7.4.3. For purposes of making the calculations required to be made in Dollars hereunder, for purposes of determining Currency Gains or Losses in connection with the calculation of Net Sales, and for purposes of calculating other amounts due hereunder, currencies shall be converted on the basis of exchange rates calculated on WELLCOME'S normal basis taking exchange rates published in the London Financial Times on the relevant day closest to the end of the month in which the applicable event occurred.

        7.4.4. In the event any tax or withholding is levied by any foreign taxing authority in connection with the accrual or payment of any of the Purchase Price, WELLCOME shall have the right to pay such tax or withholding to the local taxing authorities on behalf of CENTOCOR and to deduct from the amounts due to CENTOCOR the amounts paid for such taxes or withholding, provided that WELLCOME shall deliver to CENTOCOR evidence of payment. If the Purchase Price in any country is higher than the maximum permitted by the Laws of such country, the Purchase Price paid with respect to the Net Sales in such country shall be reduced to the maximum rate permitted by Law.

     7.5.   RECORDS, REPORTS, AUDITS
            ------------------------

        7.5.1. WELLCOME and its Affiliates shall maintain records of Net Sales to enable the amounts due to CENTOCOR hereunder to be determined. WELLCOME shall provide to CENTOCOR copies of WELLCOME'S monthly unit sales distribution reports.

        7.5.2. At least once each Quarter, WELLCOME shall furnish to CENTOCOR a written statement for the preceding Quarter specifying:

                     (a) the quantities of Final 17-1A Product actually sold in the countries in the Territory, including analysis of the number of units that were shipped by CENTOCOR as Final 17-1A Product and as Pre Formulated Bulk Antibody, and

                     (b) the Net Sales of 17-1A Product units sold in the countries in the Territory, including analysis of Net Sales of units that were shipped by CENTOCOR as Final 17-1A Product and as Pre Formulated Bulk Antibody.

        7.5.3. CENTOCOR shall have the right upon prior notice to WELLCOME, not more than once in each WELLCOME fiscal year nor more than once in respect of any WELLCOME fiscal year, through an independent public accountant selected by CENTOCOR and acceptable to WELLCOME, which acceptance shall not unreasonably be refused, to have access during normal business hours to those records of WELLCOME as may reasonably be necessary to verify the accuracy of the payments of the Purchase Price in respect of any fiscal year ending not more than eighteen (18) months prior to the date of such notice.
Upon the expiration of eighteen (18) months following the end of any fiscal year, the calculation of Purchase Price payable with respect to sales during such fiscal year shall be binding and conclusive upon CENTOCOR, and WELLCOME and its Affiliates shall be released from any liability or accountability with respect to the Purchase Price for sales during such fiscal year. If such independent public accountant's report shows any underpayment of the Purchase Price, within thirty (30) days after WELLCOME'S receipt of such report, WELLCOME shall remit or shall cause its Affiliate to remit to CENTOCOR (a) the amount of such underpayment and (b) if such underpayment exceeds five percent (5%) of the total Purchase Price owed for the fiscal year then being reviewed, the reasonable and necessary fees and expenses of such independent accountant performing the audit. Otherwise such fees and expenses shall be borne by CENTOCOR. Any overpayment shall be fully creditable against the future Purchase Price payable in subsequent payment periods.

        7.5.4. All written statements provided by WELLCOME hereunder shall be in the English language.

        7.5.5. CENTOCOR agrees that all information which is the subject matter of this Section 7 and which is subject to review under this Section 7 is
               ---------                                           ---------
strictly confidential and that CENTOCOR hereby undertakes and agrees that it shall retain all such information in the strictest of confidence and shall cause its accountant to retain all such information in the strictest of confidence.

8.   DELIVERY TERMS; INSPECTION UPON DELIVERY AND NON-CONFORMING FINAL 17-1A
     -----------------------------------------------------------------------
     PRODUCT/PRE FORMULATED BULK ANTIBODY
     ------------------------------------

     8.1. CENTOCOR shall arrange for shipment CIF at facilities owned by WELLCOME or an Affiliate of WELLCOME designated by WELLCOME (which such WELLCOME facilities shall not exceed one (1) per country) in accordance with INCOTERMS 1990 of Salable 17-1A Product as directed in WELLCOME'S Firm Orders by a carrier selected by CENTOCOR. WELLCOME shall pay freight and insurance in connection with such shipment. WELLCOME will at its expense assist CENTOCOR in introducing CENTOCOR to appropriate freight forwarders and others who will arrange shipments on behalf of CENTOCOR.

     8.2. Title to, and risk of loss of, the Salable 17-1A Product shall remain with CENTOCOR until delivery to the destination specified in WELLCOME'S Firm Orders, at which time WELLCOME shall assume title to and risk of loss of the Salable 17-1A Product. WELLCOME shall promptly provide CENTOCOR with confirmation of each delivery by telecopy, telex or other mutually acceptable method.

     8.3. Each shipment in addition to the quantities ordered shall include such samples as may be reasonably necessary for testing for quality assurance and verification. WELLCOME may, but is not obligated to, as soon as reasonably practicable, but in any event not later than fifteen (15) Business Days following receipt, inspect samples of all shipments of the 17-1A Product or Pre Formulated Bulk Antibody, as the case may be, once received at the destination specified in WELLCOME'S Firm Order to determine whether or not such shipments conform with the 17-1A Product Specification.

     8.4. In the event that any sample of a shipment of the Final 17-1A Product or Pre Formulated Bulk Antibody, as the case may be, is delivered to WELLCOME by CENTOCOR hereunder and shall fail to conform with the Final 17-1A Product Specification, WELLCOME shall notify CENTOCOR within ten (10) days of WELLCOME'S confirming such nonconformity and shall specify the manner in which the shipment fails to meet the Final 17-1A Product Specification.

     8.5.   If WELLCOME gives notice as contemplated by Section 8.4 hereof,
                                                        -----------
CENTOCOR shall promptly supply WELLCOME with replacement Final 17-1A Product or Pre Formulated Bulk Antibody, as applicable. CENTOCOR shall ship to WELLCOME
such replacement Final 17-1A Product within        (**)   days, and Pre
Formulated Bulk Antibody within        (**)       days, of receiving notice
under Section 8.4 hereof.
      -----------

     8.6. WELLCOME shall hold the non-conforming 17-1A Product, together with any returned, spoiled or out-of-date 17-1A Product, and any 17-1A Product that is rendered unsalable by any change in Regulatory Approvals or recalls, market withdrawals or corrections, all for CENTOCOR'S disposal thereof, and CENTOCOR shall take possession of, and remove from WELLCOME'S facilities, such 17-1A Product not later than thirty (30) days after receipt of WELLCOME'S notice contemplated by Section 8.4 hereof or WELLCOME'S notice to CENTOCOR that it has
                -----------
returned, spoiled, or out-of-date Final 17-1A Product of which CENTOCOR is to dispose. CENTOCOR shall, promptly after such removal, dispose of such 17-1A Product at its expense and in compliance with all Laws, including, but not limited to, Environmental Laws.

9.   QUALITY ASSURANCE AND QUALITY CONTROL OF FINAL 17-1A PRODUCT
     ------------------------------------------------------------

     9.1. CENTOCOR shall provide WELLCOME at regular intervals for the term of this Agreement with all necessary material safety data and information concerning the safe handling and storage of Salable 17-1A Product known to it and warrants that at delivery such data and information will be accurate and up-to-date.

     9.2. CENTOCOR warrants that the shipment and transportation of Salable 17-1A Product shall comply with all Laws and relevant international codes and/or regulations from time to time in force relating to the classification, packaging and labeling of Salable 17-1A Product.

     9.3. In addition to its own routine quality control and other tests required by applicable Regulatory Authorities, CENTOCOR shall conduct, at WELLCOME'S expense, such quality control and other tests for the Salable 17-1A Product as required from time to time by written notice from WELLCOME to CENTOCOR.

     9.4. CENTOCOR shall, at its expense, supply to WELLCOME the protocol of assay for all the tests performed on batches of Salable 17-1A Product made, together with samples from each batch and each lot of Salable 17-1A Product. WELLCOME, at its own expense, shall have the right to assay samples and to perform such biological tests as WELLCOME deems necessary on samples from any batch or lot of Salable 17-1A Product produced for WELLCOME hereunder.

     9.5. For each batch or lot of Salable 17-1A Product produced for WELLCOME hereunder, CENTOCOR shall furnish to WELLCOME on or before the date of each shipment, along with any testing samples that may be requested by WELLCOME for assay and microbiological testing purposes pursuant to Section 9.4 hereof,
                                                       -----------
a certificate that the batch or lot of Salable 17-1A Product, as applicable, of which the submitted samples are representative, was manufactured, tested and delivered in full compliance with all applicable Laws and a copy of CENTOCOR'S certificate of analysis that all Salable 17-1A Product included in such shipment complies in all respects with the applicable 17-1A Product Specification, showing release of each such batch or lot. CENTOCOR shall be responsible for the completion of all tests necessary to release Final 17-1A Product, whether Filling and Capping occurs at the Leiden facility or the Greenville facility, for sale in each country in the Territory for which Regulatory Approval has been obtained. Where appropriate, CENTOCOR shall provide the services of a "qualified person" within the meaning of the 2nd Council Directive of 20th May 1975 on the approximation of provisions laid down by law, regulation or administrative action relating to proprietary medicinal products 75/319/EEC and appropriate local legislation enacting such Directive or the equivalent person under other applicable Law in connection with such release.

     9.6. CENTOCOR shall conduct all necessary Stability Studies to validate the lead times for shipment, the shelf life of inventory and the specifications for shipping, storing and handling of Salable 17-1A Product.

     9.7. Copies of CENTOCOR'S batch and production records as required to be maintained by FDA and European equivalent regulations and guidelines, including quality assurance data, pertaining to Final 17-1A Product and Pre Formulated Bulk Antibody and the environment for the production of Salable 17-1A Product (as required by FDA regulations and guidelines), shall be furnished to WELLCOME within five (5) Business Days of the time of shipment of Salable 17-1A Product hereunder.

     9.8. In accordance with CENTOCOR'S normal safety and security procedures in force from time to time and with reasonable advance notice, WELLCOME shall have the right to send authorized representatives to facilities where Salable 17-1A Product is manufactured during each production run of Salable 17-1A Product to audit any manufacturing, formulation and testing operations as WELLCOME deems reasonably appropriate to confirm that production of each batch of Salable 17-1A Product is in compliance with the CGMP Regulations, and at any other time upon reasonable advance notice to CENTOCOR. Any such audit shall not include any information that constitutes manufacturing technology or trade secrets of CENTOCOR to which WELLCOME is not otherwise entitled. WELLCOME shall have the right to send authorized representatives to facilities where Salable 17-1A Product is stored to inspect the stock and confirm the method and adequacy of storage. Upon request of WELLCOME, CENTOCOR agrees to notify WELLCOME of the next production run of Salable 17-1A Product. CENTOCOR agrees to cooperate with WELLCOME'S authorized representatives conducting such audits. WELLCOME shall from time to time identify the persons and timetable for such inspections.

     9.9. If WELLCOME is required by a Regulatory Authority or Regulatory Adjunct in any country of the Territory to have inspected or approved the site of manufacturing 17-1A Product, CENTOCOR will permit officials of the applicable Regulatory Authorities or appropriate Regulatory Adjunct to inspect the Leiden Facility or such other CENTOCOR facility where 17-1A Product is manufactured and will take all such action as such Regulatory Authorities or Regulatory Adjunct may require.

10.  CENTOCOR'S AND CBV'S OBLIGATIONS AS MANUFACTURER
     ------------------------------------------------

     10.1. CENTOCOR and CBV shall at all times comply with and shall manufacture the Salable 17-1A Product in accordance with CGMP Regulations and in compliance with all applicable Laws, including Environmental Laws.

     10.2. CENTOCOR and CBV shall acquire all the necessary plant, equipment, facilities and sufficiently and appropriately qualified personnel to enable them to produce and package the Final 17-1A Product in accordance with the 17-1A Product Specification, including, but not limited to, the provisions of Part III of the 17-1A Product Specification, and in accordance with any and all relevant local regulations where appropriate.

     10.3. CENTOCOR and CBV undertake that the Leiden Facility and its manufacturing environment where CENTOCOR and CBV will manufacture the 17-1A Product and all the procedures used in manufacturing and processing, shall be in accordance with CGMP Regulations and shall enable CENTOCOR and CBV to maintain in good standing all applicable Permits.

     10.4. CENTOCOR and CBV shall provide suitable storage facilities for the Salable 17-1A Product.

     10.5. CENTOCOR and CBV shall maintain ongoing Stability Studies throughout the duration of this Agreement using Centocor Methodology and shall provide WELLCOME with regular samples, specimens and full reports of the results of the Stability Studies so as to ensure that the Salable 17-1A Product manufactured by CENTOCOR and CBV is in accordance with the 17-1A Product Specification.

     10.6.  Capacity.  CENTOCOR and CBV will at all relevant times own or
            --------
lawfully control facilities and Intellectual Property, and have employees with expertise necessary or appropriate to produce the 17-1A Product pursuant to Regulatory Approvals in quantities sufficient to fulfill its obligations under this Agreement without knowingly infringing the rights of any Third Party.

     10.7.  Manufacturing.  CENTOCOR and CBV shall manufacture 17-1A Product in
            -------------
accordance with the 17-1A Product Specification and, as manufactured in accordance with the 17-1A Product Specification, the 17-1A Product will not violate any applicable Laws including, without limitation, Environmental Laws.

     10.8.  Wistar License.  CENTOCOR and CBV shall at all times during the term
            --------------
of this Agreement maintain the Wistar License in full force and effect and pay all royalties and other amounts due thereunder whether arising by virtue of the transactions contemplated hereby or otherwise.

11.  LICENSE GRANT
     -------------

     11.1. CENTOCOR and CBV hereby grant to WELLCOME an irrevocable, non-transferable, non-assignable, royalty-free license freely to use and have access to the F&C Technical Information with respect to the 17-1A Product.

     11.2. CENTOCOR and CBV hereby agree not to grant any Third Party any rights granted in this Section 11 and shall not transfer or assign such rights
                       ----------
to any Third Party whatsoever except to the extent the F&C Technical Information has applicability to products other than the 17-1A Product and other 17-1A Antibodies.

12.  SUPPLY OF F&C TECHNICAL INFORMATION
     -----------------------------------

     12.1. At such reasonable time after the date hereof as WELLCOME shall designate, after consultation with the Product Committee, and from time to time thereafter throughout the term of this Agreement, CENTOCOR and CBV shall supply WELLCOME with the F&C Technical Information, including, but not limited to, the Centocor Methodology, to enable Filling and Capping at the Greenville Facility in accordance with the F&C Technical Program as amended from time to time by mutual agreement of the parties hereto.

     12.2.  In connection with the transfer contemplated by Section 12.1 hereof,
                                                            ------------
CENTOCOR and CBV will at the request of WELLCOME supply at the Greenville Facility, the reasonable services of CENTOCOR'S and CBV'S suitable qualified staff who are experts with hands-on knowledge and experience with Filling and Capping at the Leiden Facility. Such services shall be without charge and shall be to provide all necessary or appropriate support and assistance to WELLCOME in the transfer of the F&C Technical Information, provided that CENTOCOR and CBV shall be required to provide assistance and services with respect to the transfer of the F&C Technical Information, including the Centocor Methodology, to only one site.

     12.3. If for any reason WELLCOME becomes, or is unable to complete Filling and Capping using the Centocor Methodology and the F&C Technical Information or WELLCOME in its sole discretion decides not to conduct such Filling and Capping to meet North American demands, then WELLCOME shall be able to purchase Final 17-1A Product from CENTOCOR for North America.

     12.4. If WELLCOME requires any further additional assistance to transfer the F&C Technical Information not contemplated in the F&C Technical Program, CENTOCOR will use all reasonable efforts to provide such assistance in a timely manner.

13.  FILLING AND CAPPING
     -------------------

     13.1. To the extent that WELLCOME conducts Filling and Capping at the Greenville Facility, WELLCOME shall:

        13.1.1. at all times comply with and shall conduct Filling and Capping in accordance with CGMP Regulations and in compliance with all applicable Laws, including Environmental Laws; provided, however, to the extent
                                               --------  -------
that WELLCOME uses Centocor Methodology and such Centocor Methodology is not in accordance with CGMP Regulations or in compliance with all applicable Laws, WELLCOME shall have no liability under this Section 13.1.1;
                                            ---------------

        13.1.2. acquire all the necessary plant, equipment, facilities and sufficiently and appropriately qualified personnel to enable it to conduct Filling and Capping, subject to CENTOCOR'S providing all necessary or appropriate F&C Technical Information, in accordance with the 17-1A Product Specification, and in accordance with any and all relevant local regulations where appropriate; and

        13.1.3. provide storage facilities for the Salable 17-1A Product in accordance with the instructions of CENTOCOR.

     13.2. To the extent that Filling and Capping is conducted at the Greenville Facility,

        13.2.1. WELLCOME warrants that the shipment and transportation of Final 17-1A Product resulting from such Filling and Capping shall comply with all Laws and relevant international codes and/or regulations from time to time in force relating to the classification, packaging and labeling of Final 17-1A Product.

        13.2.2. CENTOCOR, at its expense, shall have the right to assay samples and to perform such biological tests as CENTOCOR deems necessary on samples from any batch or lot of Final 17-1A Product resulting from Filling and Capping at the Greenville Facility.

        13.2.3. Copies of WELLCOME'S batch and production records as required to be maintained by FDA and European equivalent regulations and guidelines, including quality assurance data, pertaining to Salable 17-1A Product and Pre Formulated Bulk Antibody and the environment for the Filling and Capping of 17-1A Product (as required by FDA regulations and guidelines), shall be furnished to CENTOCOR within five (5) Business Days of the time of shipment of Final 17-1A Product resulting from Filling and Capping at the Greenville Facility.

     13.3. To the extent that Filling and Capping is conducted by WELLCOME, WELLCOME shall be entitled to send to CBV samples of each lot or batch produced by WELLCOME for purposes of testing for final release of such batch or lot, and CENTOCOR and CBV shall at their expense conduct such tests and issue such certificates of analysis and other relevant documentation as may be necessary or appropriate to release such batch or lot for sale.

     13.4. In accordance with WELLCOME'S normal safety and security procedures in force from time to time and with reasonable advance notice, CENTOCOR shall have the right to send its authorized representatives to the Greenville Facility during the occurrence of the Filling and Capping process with the express and limited purpose of confirming that the Filling and Capping process is being performed in compliance with the Centocor Methodology or such other specifications as the Product Committee shall from time to time approve and in compliance with the CGMP Regulations and all applicable Laws. Upon request of CENTOCOR, WELLCOME agrees to notify CENTOCOR of the occurrence of the next Filling and Capping process and to cooperate with CENTOCOR'S authorized representatives conducting such audits. CENTOCOR shall from time to time identify the persons and timetable for such inspections.

14.  LICENSE AND USE OF TRADEMARKS AND HOUSE MARKS AND INDICIA
     ---------------------------------------------------------

     14.1. CENTOCOR shall grant WELLCOME a license to use the Centocor Trademarks, and WELLCOME shall use the Centocor Trademarks, upon the terms and conditions set out in the Trademark Agreement.

     14.2. WELLCOME shall grant CENTOCOR a non-exclusive license to use the Wellcome House Marks and Wellcome Indicia upon the terms and conditions set out in the Wellcome House Mark License Agreement.

15.  INSURANCE
     ---------

     15.1. CENTOCOR hereby agrees to maintain during the term of this Agreement insurance with reputable and sound independent insurers at commercially reasonable levels of coverage in relation to the type, scope and size of business it conducts and to all its obligations herein contained and shall give WELLCOME an opportunity from time to time to review the insurance policies so that WELLCOME may satisfy itself that such insurance policies are valid, that the premiums are being paid regularly and that the policies are kept in full force and effect. CENTOCOR shall, upon WELLCOME'S reasonable request from time to time, produce evidence that all insurance premiums have been paid and kept up to date and are kept in accordance with any local insurance laws or regulations from time to time in force. CENTOCOR will at the request of WELLCOME name WELLCOME and WELLCOME'S Affiliates as additional insureds as applicable on all liability insurance policies, including, but not limited to, product liability, products and clinicians, malicious product tampering and general liability policies and will obtain for WELLCOME an endorsement that such insurance shall not be cancelled without thirty (30) days' prior written notice to WELLCOME.

     15.2. Prior to manufacturing Salable 17-1A Product for supply to WELLCOME, CENTOCOR and CBV will increase their products liability coverage from
(**)                         to              (**)                          or
such other level as the Product Committee may approve. The Product Committee may determine to phase in the increase in insurance coverage in light of the introduction of the 17-1A Product and other products of CENTOCOR.

16.  MARKETING
     ---------

     WELLCOME shall be responsible for the preparation, compilation and completion of the Marketing Plan, which shall establish promotional strategy for the promotion and sale of Final 17-1A Product in the Territory and which WELLCOME shall update on an annual basis. The complete Marketing Plan shall be provided from time to time (as appropriate) to the Product Committee for its review. CENTOCOR, through the Product Committee, shall have the opportunity to comment upon and provide input with respect to the Marketing Plan. WELLCOME shall, from time to time, advise the Product Committee on the coordination and implementation of the Marketing Plan.

17.  COUNTRY MARKETING PLANS
     -----------------------

     17.1. WELLCOME shall be responsible for the preparation, compilation and completion of the Country Marketing Plans for each country in the Territory provided that Regulatory Approval is obtained in such country.

     17.2. The Country Marketing Plan shall establish the promotional commercial strategy and tactics for the promotion and sale of Final 17-1A Product in that country.

     17.3. The completed Country Marketing Plan shall be provided from time to time (as appropriate) to the Product Committee for its review. CENTOCOR, through the Product Committee, shall have the opportunity to comment upon and provide input with respect to the Marketing Plan. WELLCOME shall, from time to time, advise the Product Committee on the coordination and implementation of the applicable Country Marketing Plan.

18.  PROMOTIONAL EFFORTS
     -------------------

     18.1. WELLCOME shall promote, sell and distribute Final 17-1A Product using the Panorex Trademarks, the other Centocor Trademarks, Wellcome Indicia and Wellcome House Marks throughout the term of this Agreement in the Territory where Regulatory Approval has been obtained by CENTOCOR and where promotion, sale and distribution in such country in the Territory is contemplated in the Country Marketing Plans.

     18.2. WELLCOME shall use the Marketing Plan and the Country Marketing Plans as the basis for its promotional, sales and distribution efforts. WELLCOME shall be authorized to vary such Plans from time to time as it deems appropriate to further the goals of this Agreement, provided that it shall report such variations to the Product Committee.

     18.3. Except to the extent the Product Committee determines otherwise, WELLCOME shall use the same or similar channels of distribution for the Final 17-1A Product that it uses for its own products of a similar nature. WELLCOME'S level of effort in promoting Final 17-1A Product shall not be less than the level of effort which WELLCOME uses for its own products which are of a similar stature and at a similar stage of introduction into the market.

     18.4. Such promotional activities shall be carried out through WELLCOME'S sales force, which shall receive training and support and have skills and resources commensurate with those of WELLCOME'S sales force for other products which are of a similar nature as Final 17-1A Product and through such contract or other sales force, if any, as WELLCOME may from time to time elect.

19.  MARKETING AND PROMOTIONAL MATERIALS
     -----------------------------------

     19.1. WELLCOME shall have responsibility for the preparation of all marketing and promotional materials, and, to assure compliance with all applicable Laws, the License Holder shall have the right to approve, on an expeditious basis, all such materials.

     19.2. CENTOCOR shall have responsibility for filing all Trademark applications, paying registration and renewal fees and for complying with any other necessary and relevant formalities of whatever nature for the purposes of ensuring that the Panorex Trademarks and the other Centocor Trademarks are available for use by WELLCOME and its Affiliates as contemplated herein.

     19.3. WELLCOME shall have responsibility for filing all registrations, for paying registration and renewal fees and for complying with any other necessary and relevant formalities of whatever nature for the purposes of ensuring that the Wellcome House Marks are available for use by CENTOCOR and its Affiliates as contemplated herein.

     19.4. WELLCOME and its Affiliates (where appropriate in the circumstances) will be presented and described, to the medical and paramedical communities and to the trade as promoting and selling the Final 17-1A Product, and all written information (including, but not limited to, journal advertisements, direct mail, sales pieces and other promotional material) and, to the extent practicable, all oral information, disseminated or presented, respectively, to such communities and to the trade regarding the detailing and promoting of the 17-1A Product in the Territory will state that WELLCOME and its Affiliates are promoting and selling Final 17-1A Product under the Panorex Trademarks and the other Centocor Trademarks.

     19.5.  Subject to the provisions of Section 19.6 hereof, neither WELLCOME
                                         ------------
nor CENTOCOR shall distribute or have distributed under any circumstances whatsoever, any written information regarding the Final 17-1A Product which bears the Panorex Trademarks or the other Centocor Trademarks, with respect to WELLCOME, or the name of WELLCOME, Wellcome House Marks or any Wellcome Indicia, with respect to CENTOCOR, without the prior written approval of the other party. CENTOCOR'S review and approval shall be for purposes of determining compliance with applicable Law.

     19.6. CENTOCOR shall submit to WELLCOME, for approval prior to printing, proofs of all printed packaging materials and package inserts and where appropriate, English language translations of the same, and, for approval before and after printing, proofs and examples of all literature and advertisements concerning the Final 17-1A Product and, where appropriate, English language translations of the same. WELLCOME will use reasonable endeavors to notify CENTOCOR of WELLCOME'S approval or otherwise within thirty (30) days of such submission. All literature and advertisements concerning the Final 17-1A Product shall be in compliance with WELLCOME'S Group Approved Circular Text ("GACT") for
                                                                      ----
the Final 17-1A Product concerned, provided WELLCOME has made the GACT Guidelines for the Final 17-1A Product available to CENTOCOR at appropriate times.

     19.7. CENTOCOR hereby grants WELLCOME a license to use free of charge any and all materials subject to copyright developed by CENTOCOR or of which it is the proprietor in connection with the packaging and other printed literature and promotional material from time to time in connection with the promotion and sale of the Final 17-1A Product.

     19.8. To the extent permitted by any applicable Laws, WELLCOME shall give the Centocor Trademarks and the Wellcome House Marks equal prominence on the packaging of the Final 17-1A Product.

20.  ADVERSE REACTIONS, AGENCY COMMUNICATIONS AND PRODUCT RECALL
     -----------------------------------------------------------

     20.1. During the term of this Agreement, each party shall within the time periods prescribed from time to time by applicable Law, notify the other party of all information coming into its possession concerning Adverse Reactions (any reports arising therefrom, the "Adverse Reaction Reports").
     ------------------------

     20.2. The procedures to be followed in the event of an Adverse Reaction are set out in Schedule 20.2 hereto, as amended from time to time by the Product
               -------------
Committee.

     20.3. The Product Committee shall determine from time to time which party shall have responsibility for communications with various government agencies, provided that the License Holder shall have responsibility for such communications as are required of such party by virtue of its ownership of the 17-1A Product Permits.

     20.4. During the term of this Agreement, each party shall provide the other with copies of any communications (which are known to the party to exist and which the party can obtain copies of) with any governmental agency throughout the world concerning the 17-1A Product, including, but not limited to, Adverse Reaction Reports, but excluding manufacturing data with respect to the 17-1A Product that constitute trade secrets to which WELLCOME is not otherwise entitled.

     20.5. WELLCOME and CENTOCOR each shall notify the other promptly if any batch or lot of Final 17-1A Product is alleged or proven to be the subject of a recall, market withdrawal or correction, and the parties shall cooperate in the handling and disposition of such recall, market withdrawal or correction; provided, however, in the event of a disagreement as to any matters related to
- --------  -------
such recall, market withdrawal or correction, other than the determination of who shall bear the costs as set forth in the immediately following sentence, WELLCOME shall have final authority with respect to such matters. CENTOCOR shall bear the cost of all recalls, market withdrawals or corrections of Final 17-1A Product unless such recall, market withdrawal or correction shall have been (a) solely the result of WELLCOME'S Filling and Capping at the Greenville Facility but only other than in compliance with the 17-1A Product Specification or such other written specifications as are issued by the Product Committee or the CGMP Regulations, or (b) solely the result of WELLCOME'S storage, physical handling or distribution of 17-1A Product but only other than in compliance with the 17-1A Product Specification or CGMP Regulations, in which case, WELLCOME shall bear the cost of such recall, market withdrawal or correction.

21.  REPRESENTATIONS AND WARRANTIES
     ------------------------------

     21.1.  All Parties.  WELLCOME and BW jointly and severally hereby represent
            -----------
and warrant as to each of WELLCOME and BW; and CENTOCOR and CBV jointly and severally hereby represent and warrant as to each of CENTOCOR and CBV:

        21.1.1.      Organization, Standing and Qualification. It is a
                     ----------------------------------------
corporation duly organized, validly existing, and in good standing under the laws of its jurisdiction of incorporation.

        21.1.2.      Power and Authority; Enforceability.  It has the requisite
                     -----------------------------------
power and authority (corporate and otherwise) to execute, deliver and perform this Agreement and to consummate the transactions contemplated hereby. The execution, delivery and performance by it of this Agreement and the consummation by it of the transactions contemplated hereby have been duly authorized by all necessary action (corporate and otherwise) on its part. This Agreement constitutes its legal, valid and binding obligation, enforceable in accordance with its terms.

        21.1.3.      Validity of Contemplated Transactions.  The execution,
                     -------------------------------------
delivery and performance by it of this Agreement and the consummation by it of the transactions contemplated hereby do not (a) violate or contravene any provision of its charter or bylaws; (b) violate, breach, be in conflict with, constitute a Default under, cause the acceleration of any payments pursuant to, or otherwise impair the good standing, validity, or effectiveness of, any agreement, contract, indenture, lease, license, or mortgage to which it is a party or by which it or any of its properties or assets are bound; (c) subject any of its properties or assets to any Lien or to any indenture, mortgage, contract, commitment, or agreement (other than this Agreement) to which it is a party or by which it or any of its properties or assets are bound; (d) violate any provision of any Law, Permit or Court Order applicable to it or any of its properties or assets; or (e) other than filings which have already been made, require any Permit or Required Consent of any Governmental Entity to be obtained by it.

        21.1.4.      Litigation; Compliance with Laws.  There is no Litigation
                     --------------------------------
pending or, to its knowledge, threatened against or related to it, nor any failure to comply with, violation of or any Default under, any Law, Permit or Court Order applicable to it, in each case which might have a material adverse effect on the ability of it to execute, deliver and perform this Agreement or on the ability of it to consummate the transactions contemplated hereby.

     21.2.  By CENTOCOR and CBV.  CENTOCOR and CBV jointly and severally
            -------------------
represent and warrant:

        21.2.1.      Intellectual Property.  To the best of CENTOCOR'S
                     ---------------------
knowledge, CENTOCOR and CBV own, possess or lawfully use pursuant to legal, valid, binding and enforceable agreements all Intellectual Property necessary or appropriate in connection with the development, production, testing and sale by them of the

17-1A Product. The inception, development and reduction to practice of any Intellectual Property in connection with the development, production, testing and sale by them of the 17-1A Product has not constituted or involved the misappropriation by CENTOCOR and its Affiliates or, to the best of its knowledge, by Third Parties, of trade secrets or other rights of any other Person (including, without limitation, any Governmental Entity). To the best of CENTOCOR'S knowledge, in connection with the development, production, testing and sale (including sale for resale) by them of the 17-1A Product, neither CENTOCOR nor any of its Affiliates (and in connection with their resale of the 17-1A Product, neither WELLCOME nor any of its Affiliates) is or may be infringing on or otherwise acting adversely to the rights of any Person under or in respect of any of the Intellectual Property of such Person. To the best of the knowledge of CENTOCOR and CBV, no Person is or may be infringing on or otherwise acting adversely to the rights of CENTOCOR or any of its Affiliates under or in respect of any of the Intellectual Property which is used in connection with the development, production, testing and sale by them of the 17-1A Product.

        21.2.2.      Wistar License.  CENTOCOR is party to the Wistar License,
                     --------------
which is valid, binding and enforceable, and, pursuant to such license, CENTOCOR is the exclusive licensee of the Wistar Rights, has not sublicensed the Wistar Rights to any Person other than Ajinomoto pursuant to the Ajinomoto Agreement, and no Person other than CENTOCOR is entitled, either currently or during the term of this Agreement, to license the Wistar Rights. CENTOCOR holds such Wistar Rights free and clear of all Liens, claims and other encumbrances, covenants, conditions or restrictions. There are no licenses, options, rights of first refusal, conditional sales agreements or other arrangements, whether oral or written, which affect any portion of or all such

Wistar Rights other than the rights granted to Ajinomoto pursuant to the Ajinomoto Agreement.

        21.2.3.      Cell Line.  The cell line from which CENTOCOR and CBV
                     ---------
obtain the 17-1A Product is the Centocor Hybridoma. To the extent that such cell line differs from the Wistar Hybridoma, CENTOCOR and CBV own all right, title and interest in such cell line, free and clear of all Liens, claims and other encumbrances, conditions, covenants or restrictions.

        21.2.4.      Conducted Clinical Trials.  The Conducted Clinical Trials
                     -------------------------
were conducted solely and exclusively by those Persons named on Schedule 12.1 to
                                                                -------------
the Development Agreement, and CENTOCOR owns all data, information, and results of the Conducted Clinical Trials free and clear of all Liens, claims and other encumbrances, conditions, covenants or restrictions except applicable patient confidentiality rights. There are no licenses, options, rights of first refusal, conditional sales agreements or other arrangements, whether oral or written, which affect any portion of or all the data, information, and results of the Conducted Clinical Trials except publication rights of principal investigators.

        21.2.5.      Capacity.  CENTOCOR and CBV own or lawfully control
                     --------
facilities and Intellectual Property, and have employees with expertise, necessary or appropriate to produce the 17-1A Product in accordance with anticipated Regulatory Approvals and in quantities sufficient that they anticipate will be sufficient to fulfill their obligations under this Agreement without, to the best of CENTOCOR'S and CBV'S knowledge, infringing the rights of any Third Party.

        21.2.6.      Veracity of Statements.  No representation or warranty by
                     ----------------------
it contained in this Agreement or in any certificate, schedule or other document or instrument furnished to it pursuant hereto, contains or will contain any untrue statement of a material fact or omits or will omit to state a material fact necessary to make it not misleading.

        21.2.7.      Insurance.  The July, 1993 Schedule previously delivered to
                     ---------
WELLCOME sets forth a complete and correct list of all policies of insurance covering any of CENTOCOR and its Affiliates' assets or actions, specifying for each policy the carrier, risks insured, the amounts of coverage, deductible, premium rate, expiration date and any pending claims thereunder. All such policies are outstanding and in full force and effect. Such policies include without limitation policies covering products liability and recall, natural disaster, directors and officers liability, clinicians liability, general liability, automobile liability, workers compensation, employer liability, fiduciary insurance, special risks, property casualty or loss, and fidelity insurance.

        21.2.8.      The limits of CENTOCOR'S directors and officers coverage
is (**)                and the limits of its product liability coverage is
(**)                        .  The schedule referred to in Section 21.2.8
                                                           --------------
hereof provides a description of all material limitations on such coverages.

        21.2.9.      Trademark Warranties.  CENTOCOR is the unencumbered sole
                     --------------------
legal and beneficial owner of the Panorex Trademarks and the other Centocor Trademarks specified on Exhibits 1.2 and 1.3 of the Trademark Agreement and the
                        --------------------
Panorex Trademarks and the other Centocor Trademarks therein contained are all readily available for use without restriction by WELLCOME and its Affiliates in connection with the 17-1A Product under the terms of the Trademark Agreement except that the "Centocor"

Trademark is not registered in Germany; all registration and renewal fees have been paid on or before the date due therefore, and all other requirements of whatever nature for the use and protection of the Panorex Trademarks and the other Centocor Trademarks have been complied with; the Panorex Trademarks and the other Centocor Trademarks have full force and effect and are not the subject of and are not vulnerable to any proceedings for cancellation or rectification; to the best of CENTOCOR'S knowledge there is and has been no infringement whatsoever of the Panorex Trademarks and the other Centocor Trademarks by any Third Party and the Panorex Trademarks and the other Centocor Trademarks do not infringe the rights of any Third Party, whether registered or unregistered; no license has been granted to any Third Party in any respect whatsoever of the Panorex Trademarks and the other Centocor Trademarks and there are no circumstances whatsoever which could entitle a Third Party to call for such a license.

     21.3.  Warranties for Provision of CENTOCOR Staff/Employees to Assist in
            -----------------------------------------------------------------
Provision of Technical Information and Know-How for Pre Formulated Bulk Antibody
- --------------------------------------------------------------------------------
and Technical Assistance.
- ------------------------

        21.3.1. CENTOCOR and CBV hereby warrant that they have available suitably qualified staff with all necessary or appropriate technical and scientific expertise and knowledge in the post-purification process of Filling and Capping as are necessary or appropriate to fulfill CENTOCOR'S obligations under the F&C Technical Program.

        21.3.2. CENTOCOR and CBV hereby warrant that the Centocor Methodology is up-to-date, accurate and complete and contains all the relevant information to enable WELLCOME to conduct and complete Filling and Capping.

        21.3.3. CENTOCOR and CBV hereby warrant that all the F&C Technical Information is in CENTOCOR'S and/or CBV'S possession and control and contains all the necessary information and know-how relevant and necessary to enable WELLCOME to replicate the Filling and Capping process at the Greenville Facility and that the same is free and clear from any and all encumbrances, that no Third Parties have any prior claims, interests or rights attaching thereto and that CENTOCOR and CBV are able to make the same freely available throughout the term of this Agreement without any restrictions on WELLCOME.

     21.4.  17-1A PRODUCT WARRANTIES
            ------------------------

        21.4.1. Upon each delivery of Salable 17-1A Product, CENTOCOR shall be deemed to have warranted that such Salable 17-1A Product:

                     21.4.1..1is manufactured and labelled in accordance with all applicable Laws in the Territory;

                     21.4.1..2meets the 17-1A Product Specification subject to such variances as may be required by the relevant Regulatory Authorities; and

                     21.4.1..3is labeled and packaged in accordance with the labeling and packaging requirements set forth in the 17-1A Product Specification.

        21.4.2. Upon each delivery of Salable 17-1A Product, CENTOCOR shall be deemed to have warranted that the Final 17-1A Product or Pre Formulated Bulk Antibody, as applicable, is merchantable, salable pursuant to the applicable Regulatory Approvals and is not adulterated or misbranded in any way whatsoever, complies with any and all Laws, including but not limited to Environmental Laws and guidelines (whether or not with the force of law) of applicable Regulatory Authorities or Regulatory Adjuncts, and is transferred to WELLCOME, free and clear of Liens.

        This warranty shall be a continuing warranty and shall be applicable to all Salable 17-1A Product shipped or delivered by CENTOCOR to WELLCOME or its Affiliates.

     21.5.  Survival.  The representations and warranties contained herein shall
            --------
survive execution and delivery of this Agreement.

22.  INDEMNIFICATION
     ---------------

     22.1. Subject to compliance by the applicable Indemnitee as defined below with its obligations set forth in Sections 22.4 and 22.5 hereof, CENTOCOR and
                                  ----------------------
CBV shall defend, indemnify and hold WELLCOME, BW and their respective Affiliates and the respective directors, officers, employees and agents of WELLCOME, BW and their respective Affiliates, harmless from and against any and all Losses arising out of, relating to or resulting from:

        22.1.1. any product liability or similar claim relating to or arising out of the Final 17-1A Product or Pre Formulated Bulk Antibody delivered by CENTOCOR or its Affiliates to WELLCOME and/or its Affiliates except to the extent any such claim (a) arises out of WELLCOME'S Filling and Capping at the Greenville Facility but only other than in compliance with the 17-1A Product Specification or such other written specifications as are issued by the Product Committee or the CGMP Regulations, or (b) arises out of WELLCOME'S storage, physical handling or distribution of 17-1A Product but only other than in compliance with the 17-1A Product Specification or CGMP Regulations;

        22.1.2. any other claim relating to 17-1A Product to the extent such Losses are caused by or arise out of the negligence, willful misconduct or illegal acts of CENTOCOR, any of its Affiliates or any of their respective directors, officers, employees or agents, including, but not limited to, any such claim under any Environmental Laws and any claims for personal injury or property damage;

        22.1.3. the breach by CENTOCOR or CBV of any of their respective representations, warranties and covenants contained within this Agreement;

        22.1.4. the infringement of the rights of any Third Party by the 17-1A Product, or the development, manufacture, promotion, marketing, distribution or sale or use thereof, or of any patent rights registered or at application stage, Copyright, trademarks applied to Final 17-1A Product, trade secrets, registered design rights, know-how or any other intellectual property rights which are capable of subsisting, which apply to the 17-1A Product; and

        22.1.5. any other claim, based on strict liability, relating to the manufacturing, processing, distribution or other handling of the 17-1A Product and associated by-products, returned products, wastes, or emissions including, but not limited to, any such claim under any Environmental Laws and any claims for personal injury or property damage, except any claim (a) arising out of WELLCOME'S Filling and Capping at the Greenville Facility but only other than in compliance with the 17-1A Product Specification or such other written specifications as are issued by the Product Committee or the CGMP Regulations, or (b) arising out of WELLCOME'S storage, physical handling or distribution of 17-1A Product but only other than in compliance with the 17-1A Product Specification or CGMP Regulations.

     22.2. Subject to compliance by the applicable Indemnitee as defined below with its obligations set forth in Sections 22.4 and 22.5 hereof, WELLCOME and BW
                                  ----------------------
shall defend, indemnify and hold CENTOCOR, CBV and CENTOCOR'S Affiliates and the respective directors, officers, employees and agents of CENTOCOR, CBV and CENTOCOR'S Affiliates, harmless from and against any and all Losses arising out of, relating to or resulting from:

        22.2.1. any product liability or similar claim relating to or arising out of the Final 17-1A Product that (a) is the result of WELLCOME'S Filling and Capping at the Greenville Facility but only other than in compliance with the 17-1A Product Specification or such other written specifications as are issued by the Product Committee, or (b) is the result of WELLCOME'S storage, physical handling or distribution of 17-1A Product but only other than in compliance with the 17-1A Product Specification or CGMP Regulations;

        22.2.2. the breach by WELLCOME or BW of any of their respective representations, warranties and covenants contained in this Agreement;

        22.2.3. any other claim relating to 17-1A Product to the extent such Losses are caused by or arise out of the negligence, willful misconduct or illegal acts of WELLCOME, BW, any of their respective Affiliates or any of their respective directors, officers, employees or agents, including, but not limited to, any such claim under any Environmental Laws and any claims for personal injury or property damage; and

        22.2.4. any other claim, based on strict liability, relating to the manufacturing, processing, distribution or other handling of the 17-1A Product and associated by-products, returned products, wastes, or emissions including, but not limited to, any such claim under any Environmental Laws and any claims for personal injury or property damage, solely to the extent such claim (a) arises out of WELLCOME'S Filling and Capping at the Greenville Facility but only other than in compliance with the 17-1A Product Specification or such other written specifications as are issued by the Product Committee or the CGMP Regulations, or (b) arises out of WELLCOME'S storage, physical handling or distribution of 17-1A Product but only other than in compliance with the 17-1A Product Specification or CGMP Regulations.

     22.3.  An "Indemnitor" means CENTOCOR and CBV with respect to Section 22.1
                ----------                                         ------------
hereof and WELLCOME and BW with respect to Section 22.2 hereof.  "Indemnitee"
                                           ------------           ----------
means any of WELLCOME, BW and their respective Affiliates and the respective directors, officers, employees and agents of WELLCOME, BW and their respective Affiliates with respect to Section 22.1 hereof and any of CENTOCOR, CBV and
                           ------------
CENTOCOR'S Affiliates and the respective directors, officers, employees and agents of CENTOCOR, CBV and CENTOCOR'S Affiliates with respect to Section 22.2
                                                                  ------------
hereof.

     22.4.  Notice.  Promptly after receipt by an Indemnitee of written notice
            ------
of the commencement of any suit, audit, demand, judgment, action, investigation or proceeding relating to a Loss (a "Third Party Action") or promptly after an
                                     ------------------
Indemnitee incurs a Loss or has knowledge of the existence of a Loss, such Indemnitee will, if a claim with respect thereto is to be made against Indemnitor due to Indemnitor's obligation to provide indemnification hereunder, give Indemnitor written notice of such Loss or the commencement of such Third Party Action; provided,
              --------
however, the failure to provide such notice within a reasonable period of time
- -------
shall not relieve Indemnitor of any of its obligations hereunder except to the extent it is prejudiced by such failure.

     22.5.  Defense.  The Indemnitor shall control the defense and settlement of
            -------
a Third Party Action, except that the applicable Indemnitee may assume such defense provided that the obligation of the Indemnitor to pay the attorneys' fees of such Indemnitee shall cease upon such election. If the Indemnitor defends such action, it shall not enter into any resolution or other compromise of such action unless it (a) pays in cash or posts an adequate bond for the payment of the amount of such resolution or other compromise and obtains a complete release of the Indemnitee or (b) obtains the prior written consent of the Indemnitee, which shall not be unreasonably withheld or delayed. If the Indemnitee defends such action, such Indemnitee shall not enter into any resolution or other compromise of such action unless such Indemnitee obtains the consent of the Indemnitor, which shall not be unreasonably withheld or delayed. The party defending the action shall keep the other parties informed on an ongoing basis of the status of such Third Party Action and shall deliver to such other parties copies of all documents relating to the Third Party Action as the other parties may reasonably request. The party assuming such defense shall receive from the others all necessary and reasonable cooperation in the defense of a Third Party Action including, but not limited to, the services of employees of such other parties who are familiar with the events or circumstances out of which any such Third Party Action may have arisen.

     22.6.  The indemnifications contained in this Section 22 shall survive
                                                   ----------
expiration or termination of this Agreement.

23.  NON COMPETE
     -----------

     23.1.  During the period from the date hereof through the date which is
                   (**)
       , neither WELLCOME nor its Affiliates shall

       (**)


                                                                               ;
except that WELLCOME and its Affiliates may               (**)
              the 17-1A Product and any one (1) or more of the Cancer Products (the "Excluded Products") and except as contemplated by Section 23.2 hereof.
      -------- --------                                 ------------

     23.2.  If WELLCOME during the period referred to in Section 23.1 above
                                                         ------------
            (**)                          other than an Excluded Product, then
CENTOCOR may, by giving notice not later than
                            (**)                       by WELLCOME in such
country,

       (**)


     23.3.

                            (**)



     23.4.
                            (**)

24.  THIRD PARTY INFRINGEMENT
     ------------------------

     24.1.  "Infringement" for purposes of this Section 24 means any
             ------------                       ----------
infringement or misappropriation by a Third Party of the Wistar Rights or any Intellectual Property relating to or arising out of the Centocor Hybridoma or the Wistar Hybridoma, but does not include infringement or misappropriation of Trademarks other than the Panorex Trademarks and the other Centocor Trademarks.

     24.2. In the event that any party hereto obtains knowledge of any Infringement, such party shall inform the other parties promptly of such Infringement and provide the other parties with any available evidence of such Infringement.

     24.3. CENTOCOR, at its own cost and expense, shall have the right but not the obligation to prosecute any claim of Infringement. Where reasonably necessary, WELLCOME shall, at its own expense, provide reasonable assistance to CENTOCOR in the litigation of any such claim, including, without limitation, permitting the use of its name in all suits and signing all necessary documents if appropriate to the situation, and CENTOCOR shall keep WELLCOME informed of the progress of such suits. WELLCOME may also, in its sole discretion, provide CENTOCOR with written comments, recommendations and other information regarding the prosecution of any claim of Infringement. If CENTOCOR does not commence action against an infringer within ninety (90) days after learning of the Infringement, WELLCOME may commence action against the infringer.

     24.4.  Any recovery in any action brought in accordance with Section 24.3
                                                                  ------------
hereof shall be applied first to reimburse the party bringing the action for the costs and expenses (including reasonable attorneys' fees) reasonably incurred by such party in the course of such prosecution and then to reimburse the other party for the costs and expenses (including reasonable attorneys' fees) incurred by such party in the course of assisting such prosecution. The remainder of any such recovery after reimbursement of such costs shall be (a) retained by WELLCOME, in the case of WELLCOME bringing the action; or (b) divided equally between WELLCOME and CENTOCOR, in the case of CENTOCOR bringing the action.

     24.5. WELLCOME, at its own cost and expense, shall prosecute any claim of infringement or misappropriation by a Third Party of the Wellcome Indicia.
Where reasonably necessary, CENTOCOR and CBV shall, at their own expense, provide reasonable assistance to WELLCOME in the litigation of any such claim, including, without limitation, permitting the use of their names in all suits and signing all necessary documents, and WELLCOME shall keep them informed of the progress of such suits. CENTOCOR and CBV may also, in their sole discretion, provide WELLCOME with written comments, recommendations and other information regarding the prosecution of any claim of infringement or misappropriation of the Wellcome Indicia. Any recoveries under this Section
                                                                     -------
24.5 shall be applied first to reimbursing WELLCOME for the cost of bringing the
- ----
suit and then to reimbursing CENTOCOR and CBV for providing the assistance contemplated by this Section 24.5, in each case including their reasonable
                     -------------
attorneys' fees and other
out-of-pocket costs.  WELLCOME shall have the benefit of the balance.

     24.6.  Subject to the provisions of this Section 24 with respect to
                                              ----------
recoveries, if the party bringing the suit or proceeding loses such suit or proceeding, then the party bringing the suit or proceeding shall be responsible for all and any costs expenses, damages, and claims with respect to the Third Party against whom the suit or proceeding or suit was brought.

     24.7.  If, subject to the provisions of this Section 24 with respect to
                                                  ----------
recoveries, the other party is joined as party plaintiff and the suit or proceeding is lost, then the party bringing the suit or proceedings shall indemnify and continue to hold the other party harmless against all and any costs, expenses, damages and claims including all attorneys' fees with respect to the Third Party against whom the suit or proceeding was brought.

25.  ASSIGNMENT
     ----------

        No party hereto may assign any of its rights or delegate any of its obligations hereunder without the prior written consent of the other parties, except that, without such consent, (a) WELLCOME may assign all or any part of its rights and obligations hereunder to an Affiliate of WELLCOME, including but not limited to BW, so long as WELLCOME unconditionally guarantees the obligations of such Affiliate; (b) WELLCOME and BW may assign all of their rights and delegate all of their duties under this Agreement to a transferee of all or substantially all of the line of business of which this Agreement forms a part or by way of merger or consolidation with another company; and (c) CENTOCOR and CBV may assign all of their rights and delegate all of their duties under this Agreement to a transferee of all or substantially all their assets or by way of merger or consolidation with another company, provided such transfer does not change the ownership or control of the CENTOCOR business or stock. Without limiting the foregoing, all rights and obligations with respect to the subject matter of this Agreement as to the United States (including the shipment of, and payment of the Purchase Price for, Pre Formulated Bulk Antibody) shall inure to the benefit of and be performed by BW, subject to such further assignments as may be permitted by this Section 25
                                                                    ----------
and WELLCOME unconditionally guarantees BW'S performance of such obligations.
If any party shall assign its rights and delegate its duties pursuant to clauses
                                                                         -------
(b) or (c) of this Section 25, the Person to whom such rights are assigned and
- ----------         ----------
duties are delegated shall assume all of the obligations of the applicable party under this Agreement. The guarantee by WELLCOME referenced in clause (a) of
                                                               ----------
this Section 25 is a guaranty of payment and performance, and not of collection;
     ----------
and in case of a default by an Affiliate of WELLCOME to which rights have been assigned or obligations delegated pursuant to such clause (a), CENTOCOR and CBV
                                                   ----------
shall have the right to proceed first against WELLCOME without the necessity to proceed against or join such Affiliate.

26.  TERMINATION AND EFFECTS OF TERMINATION
     --------------------------------------

      26.1.   If any of the following (each, an "Event of Termination") shall
                                                 --------------------
have occurred, WELLCOME shall have the right to terminate this Agreement by giving written notice to CENTOCOR not later than the date ninety (90) days following the date on which CENTOCOR gives written notice to WELLCOME of the existence of the applicable Event of Termination, such notice containing a statement of the facts giving rise to such Event of Termination.

        26.1.1. A Termination Event as defined in the Development Agreement shall have occurred.

        26.1.2. A license shall have been granted to a Third Party in any country in the Territory in, or a Governmental Entity in any country in the Territory shall exercise rights to use, the Wistar Rights or the Centocor Hybridoma.

        26.1.3.      In any        (**)            months,
  CENTOCOR shall have delivered in at least   (**) of those months less than
       (**)       of the Salable 17-1A Product it is required to deliver in
those months pursuant to Section 6.6 hereof (including amounts that were
                         -----------
required to be delivered in prior months pursuant to Section 6.6 hereof and were
                                                     -----------
not delivered).

        26.1.4. CENTOCOR shall cease to own or otherwise lawfully control the Leiden Facility to the extent necessary to produce the 17-1A Product pursuant to Regulatory Approvals in quantities sufficient to fulfill its obligations under this Agreement or the Development Agreement or such facilities shall cease functioning for a period of ninety (90) days unless CENTOCOR shall have promptly notified WELLCOME of the existence of any of the foregoing conditions and ninety (90) days shall not have passed from the date of such notice. During such ninety (90) days, CENTOCOR and WELLCOME shall consult on whether alternative methods of producing the 17-1A Product may be utilized to carry out the purposes of this Agreement.

        26.1.5. CENTOCOR shall cease to, or not in fact, own or license Intellectual Property sufficient to permit it to produce the 17-1A Product and sell it pursuant to this Agreement without infringing the rights of Third Parties unless CENTOCOR shall have promptly, after obtaining knowledge thereof, notified WELLCOME of the existence of any of the foregoing conditions and ninety
(90) days shall not have passed from the date of such notice. During such ninety (90) days, CENTOCOR and WELLCOME shall consult on whether sufficient Intellectual Property may be obtained to carry out the purposes of this Agreement.

        26.1.6. Any representation or warranty of CENTOCOR or CBV contained herein or given in connection with this Agreement shall be untrue or incorrect in any respect material to this Agreement as a whole.

        26.1.7. CENTOCOR or Wistar shall have granted any rights (or CENTOCOR shall otherwise cease or in fact not have the exclusive rights) to manufacture, have manufactured, or sell, including selling for resale, any products incorporating the 17-1A Antibody or any Derivative 17-1A Antibody other than such rights as are granted to WELLCOME, have been previously granted to Ajinomoto or are granted to another Permitted Distributor.

        26.1.8. Regulatory Approval of the 17-1A Product in any country in the Territory shall have been withdrawn because of safety questions or there shall be reported adverse reactions that are fatal, life-threatening or severely or permanently disabling or any Regulatory Authority shall require a "boxed warning" under FDA practice or a warning of equivalent stature under the practice of other Regulatory Authorities with respect to the 17-1A Product, and in any case under this Section 26.1.8, WELLCOME shall determine in its
                       --------------
reasonable judgment that such withdrawal, reactions or warning substantially impair the Target Program.

     26.2. WELLCOME in its absolute discretion may terminate this Agreement in its entirety at any time after five (5) years from the date of First Commercial Sale in any of the countries in the Territory by giving at least one (1) year's advance written notice in writing to CENTOCOR.

     26.3.  Except as provided in Sections 26.1 and 26.2 hereof, if there shall
                                  ----------------------
be a material breach by a party hereto, the other party (CENTOCOR and CBV being deemed one party for purposes of this Section 26.3 and WELLCOME and BW being
                                      ------------
deemed one party for purposes of this Section 26.3) shall give written notice to
                                      ------------
the breaching party to cure. Upon receipt of such notice, such breaching party shall have ninety (90) days to respond by curing such default or by delivering to the other party a certificate that such breach is not capable of being cured within such ninety (90) days and that the breaching party is working diligently to cure such breach. If the breaching party does not so respond or fails so to work diligently, then the other party may terminate this Agreement.

27.  CONSEQUENCES OF TERMINATION
     ---------------------------

     27.1. Expiration or termination of this Agreement for any reason shall not exempt any party from paying to the others any amounts due to such parties and outstanding at the time of such expiration or termination. Except as expressly stated otherwise herein, remedies hereunder are cumulative, and nothing in this Agreement shall prevent any party, in the case of a breach, from not terminating this Agreement and seeking to enforce its rights hereunder.

     27.2.  Upon expiration or termination of this Agreement:

        27.2.1. All rights and licenses granted hereunder by any party shall become null and void and will revert to CENTOCOR and CBV or WELLCOME and BW, respectively, subject to Section 27.2.7 hereof and the terms and conditions
                             --------------
of the License.

        27.2.2. To the extent provided in the Trademark Agreement and any other agreements in respect of Centocor Trademarks entered into by the parties in connection therewith, such agreements shall immediately terminate, provided that WELLCOME may sell Final 17-1A Product pursuant to Section 27.2.7 hereof
                                                       --------------
with the Panorex Trademarks and the other Centocor Trademarks affixed.

        27.2.3. The Wellcome House Mark Agreement and any other agreement in respect of Wellcome Indicia entered into by the parties in connection therewith shall immediately terminate.

        27.2.4. Stocks of the 17-1A Product with expired shelf life shall be destroyed by CENTOCOR in accordance with Section 8.6 hereof and in accordance
                                            -----------
with the Environmental Laws.

        27.2.5. Subject to obtaining WELLCOME'S prior written consent, CENTOCOR may either (a) repurchase all or any part of the 17-1A Product owned by WELLCOME or its Affiliates (as appropriate in the circumstances) on the date of expiration or termination of this Agreement or (b) request WELLCOME, and if WELLCOME or its Affiliates in their sole discretion so choose, to transfer all or any part of its respective stocks of the 17-1A Product on termination or expiration of this Agreement to a nominated Third Party, subject to in both instances the 17-1A Product being re-labeled without any reference to WELLCOME or Wellcome Indicia if so directed by WELLCOME at CENTOCOR'S sole cost and expense.

        27.2.6.      If pursuant to Section 27.2.5 hereof, CENTOCOR purchases
                                    --------------
17-1A Product from WELLCOME or requests a transfer to a nominated Third Party, the price shall be at cost procured by WELLCOME including any taxes and duties thereon and the combination of the repurchase and transfer shall be of all

17-1A Product which WELLCOME has in its inventory or which is in transportation to WELLCOME at the time of expiration or termination of this Agreement.

        27.2.7. WELLCOME and its Affiliates may, where appropriate, package (including conducting Filling and Capping) and/or sell and distribute the 17-1A Product, subject to any existing rights of the parties and continuing observation by WELLCOME of its obligation to pay for such 17-1A Product hereunder, which is in the possession of WELLCOME or its Affiliates or in transit to WELLCOME or its Affiliates at the time of expiration or termination of this Agreement, for a period of six (6) months after such expiration or termination.

        27.2.8. If such termination shall arise out of any action or inaction that is an Event of Termination or a breach by CENTOCOR, CENTOCOR shall immediately and forthwith cease to use the Panorex Trademarks and in any event shall cease to use all Wellcome Indicia applied to the 17-1A Product on the 17-1A Product or make any references to WELLCOME or Wellcome Indicia and shall destroy, if so directed by WELLCOME, all sales and promotion materials or return the same to WELLCOME as WELLCOME shall direct, and subject to Section 27.2.7
                                                              --------------
hereof, WELLCOME shall cease to use the CENTOCOR Trademarks other than the Panorex Trademarks.

        27.2.9. CENTOCOR shall immediately cease to describe in any written information (including but not limited to journals, advertisements, direct mail, sales, sales, pieces and other promotional material) to the medical and paramedical communities and to the trade and, to the extent practicable, all oral information disseminated or presented respectively to such communities and to the trade, WELLCOME and its Affiliates (where appropriate in the circumstances) as promoting marketing, selling or distributing the 17-1A Product in connection with the Panorex Trademarks.

28.  CONFIDENTIALITY
     ---------------

     28.1.  "Proprietary Information" for the purposes of this Section 28 means
             -----------------------                           ----------
all inventions, discoveries, improvements and methods, business plans, marketing techniques and plans, manufacturing and other plant designs, locations of operations and any other information affecting the business operations of the Disclosing Party and which is identified by the Disclosing Party at the time of disclosure as being confidential or proprietary.

     28.2. Except as expressly provided herein otherwise, each Receiving Party shall, during the term of this Agreement including any renewals hereof, and for a period of five (5) years following expiration or the termination hereof, but in any event not for less than a period of ten (10) years from the date hereof, maintain the confidentiality of all Proprietary Information disclosed by the Disclosing Party hereunder and shall neither use the same except as expressly authorized by this Agreement or any other Alliance Document, nor disclose the same to any Third Party without the prior written consent of the Disclosing Party. Nothing in this Section 28, however, shall be construed to require any
                        ----------
party hereto to maintain the confidentiality and non-use of any information or material that (a) at the time of disclosure, is already in the public domain;
(b) after disclosure, enters the public domain otherwise than by an act or omission of the Receiving Party in violation of the terms of this Agreement; (c) prior to disclosure under this Agreement was already in the possession of the Receiving Party or its Affiliates, provided that such information or material was not obtained, directly or indirectly, from the Disclosing Party under this Agreement or under any other obligation of confidentiality from the Receiving Party to the Disclosing Party; (d) becomes known to the Receiving Party from a Third Party, provided that such information or material was not obtained, directly or indirectly, from the Disclosing Party on a confidential basis; (e) is required in the reasonable judgment of the Receiving Party to be disclosed to a Governmental Entity in furtherance of this Agreement or the Alliance Agreement or pursuant to any Law, Permit or Court Order; or (f) results from research or development by the Receiving Party or its Affiliate independent of disclosures from the Disclosing Party. Disclosures made prior to the date of this Agreement pursuant to that certain Confidentiality Agreement between CENTOCOR and WELLCOME dated September 14, 1993 shall be governed by such Confidentiality Agreement and to the extent not inconsistent therewith this
Section 28; other disclosures prior to the date of this Agreement of Proprietary
- ----------
Information shall be governed by the terms of this Section 28.
                                                   ----------

     28.3.  Nothing in this Section 28 shall prevent any party hereto from
                            ----------
disclosing its own information relating to its business, financial affairs, products, research development, marketing and other commercial activities to any Affiliate or any Third Party. In addition, notwithstanding the restrictions in this Section 28 on confidentiality and use, any party hereto may disclose
     ----------
Proprietary Information which is disclosed to it hereunder to any of its Affiliates which agrees to be bound by the terms of this Section 28 hereof.
                                                         ----------

     28.4.  Nothing in this Section 28 shall prevent or restrict WELLCOME and
                            ----------
its Affiliates from using and/or disclosing Proprietary Information received from CENTOCOR and CBV where such use and/or disclosure is reasonably regarded by WELLCOME or its Affiliates as necessary to enable WELLCOME to carry out its obligations under the Target Program or the Post Target Program, provided that WELLCOME and its Affiliates shall take all reasonable steps to ensure that disclosure of any such Proprietary Information is as limited as possible and disclosed on a confidential basis.

29.  PUBLIC STATEMENTS
     -----------------

     No party hereto, nor its representatives or employees, shall make any disclosure, including any news release or other public statement, whether to the press, stockholders, or otherwise, disclosing the terms of this Agreement or of any amendment hereto, without the prior written approval of the other parties, which approval shall not be unreasonably withheld or delayed; providing,
                                                              ---------
however, nothing in this Section 29 shall be deemed to prevent any party hereto
- -------                  ----------
from making such disclosures or statements which, in the opinion of counsel, are legally required. In the event such disclosure or statement is required, the disclosing party shall give prior notice to the other party of the proposed disclosure or statement and the reason therefor. CENTOCOR acknowledges that it shall file a Current Report on Form 8-K under the Exchange Act reporting the transactions contemplated by the Alliance Agreement, including exhibits thereto, subject to appropriate requests for confidential treatment.

30.  MISCELLANEOUS
     -------------

     30.1.  Entire Agreement.  This Agreement and the other Alliance Agreements
            ----------------
constitute the entire understanding of the parties with respect to the subject matter contained herein and supersede any prior understandings and agreements among them respecting such subject matter including, without limitation, the Letter of Intent dated September 16, 1993; provided, however, the
                                           --------  -------
confidentiality agreement between WELLCOME and CENTOCOR dated

September 14, 1993 shall in all cases remain in full force and effect in accordance with its terms.

     30.2.  Amendments.  This Agreement may be amended and supplemented only by
            ----------
a written instrument duly executed by each of the parties.

     30.3.  Headings.  The headings in this Agreement are for convenience of
            --------
reference only and shall not affect its interpretation.

     30.4.  Gender; Number.  Words of gender may be read as masculine, feminine,
            --------------
or neuter, as required by context. Words of number may be read as singular or plural, as required by context.

     30.5.  Appendices; Exhibits; and Schedules.  All appendices, exhibits and
            -----------------------------------
schedules referred to herein form an integral part of this Agreement and are incorporated into this Agreement by such reference.

     30.6.  Severability.  It is the intention of the parties to comply with all
            ------------
applicable Laws, domestic or foreign, in connection with the performance of their respective obligations hereunder. If any provision of this Agreement or the application thereof to any Person or circumstance is held illegal, invalid, or unenforceable, such illegality, invalidity, or unenforceability shall not affect any other provision hereof. This Agreement shall, in such circumstances, be deemed modified to the extent necessary to render enforceable the provisions hereof to the fullest extent permitted by Law.

     30.7.  Remedies.  Each of CENTOCOR and CBV on the one hand, and WELLCOME
            --------
and BW on the other, stipulates that the remedies at law of the other in the event of any Default or threatened

Default in the performance of or compliance with any of the terms of this Agreement are not and will not be adequate and that, to the fullest extent permitted by Law, such terms may be specifically enforced by a decree for specific performance of any agreement contained herein or by an injunction against any violation of any terms hereof or otherwise.

     30.8.  Notices.  All notices and other communications hereunder shall be in
            -------
writing and shall be given to the Person either personally or by sending a copy thereof by first class United States express mail, postage prepaid and return-receipt requested, or by a nationally-recognized courier service guaranteeing next-day delivery, charges prepaid, or by telecopier (with the original sent by either of the foregoing manners), to such Person's address (or to such Person's telecopier number). All notices shall be deemed to have been given to the Person entitled thereto when received.

            If to WELLCOME, to:

                     THE WELLCOME FOUNDATION LIMITED
                     Unicorn House, P.O. Box 129
                     129 Euston Road
                     London NW1 2BP
                     Attention:  Company Secretary
                     Telecopy No.:  011-44-71-388-5462

            With a copy to:

                     BURROUGHS WELLCOME CO.
                     3030 Cornwallis Road
                     Research Triangle Park, NC  27709
                     Attention:  Secretary
                     Telecopy No.:  (919) 315-0478

            If to BW, to:

                     BURROUGHS WELLCOME CO.
                     3030 Cornwallis Road
                     Research Triangle Park, NC  27709
                     Attention:  Secretary
                     Telecopy No.:  (919) 315-0478

            If to CENTOCOR or CBV, to:

                     CENTOCOR, INC.
                     200 Great Valley Parkway
                     Malvern, Pennsylvania 19355-1307
                     Attention:  Corporate Secretary
                     Telecopy No.:  (215) 651-6100

            with a copy to:

                     Duane, Morris & Heckscher
                     One Liberty Place
                     Philadelphia, PA  19103
                     Attention:  David C. Toner, Esquire
                     Telecopy No.:  (215) 979-1020

Notice of any change in any such address shall also be given in the manner set forth above. Whenever the giving of notice is required, the giving of such notice may be waived by the Person entitled to receive such notice.

     30.9.  Waiver.  No provision of this Agreement may be waived except by a
            ------
written instrument signed by the party hereto sought to be bound. No failure or delay by any party hereto in exercising any right or remedy hereunder or under applicable Law will operate as a waiver thereof, and a waiver of a particular right or remedy on one (1) occasion will not be deemed a waiver of any other right or remedy, or a waiver on any subsequent occasion (it being understood that specific time frames for notice or actions to be taken shall be binding on the parties).

     30.10. Successors and Assigns.  This Agreement shall bind, inure to the
            ----------------------
benefit of, and be enforceable by the successors and permitted assigns of the parties hereto.

     30.11. Governing Law.  This Agreement shall be construed and enforced in
            -------------
accordance with the Laws of the Commonwealth of Pennsylvania without regard to principles of conflicts of law applicable in such jurisdiction, and all sales of the 17-1A Product contemplated hereby shall be governed by such Laws, except that the parties hereto expressly exclude the application of the United Nations Convention on Contracts for the International Sale of Goods.

     30.12. No Benefit to Others.  The representations, warranties, covenants
            --------------------
and agreements contained in this Agreement are for the sole benefit of the parties hereto and their successors and permitted assigns, and they shall not be construed as conferring, and are not intended to confer, any rights on any other Person.

     30.13. Independent Contractors.  It is expressly understood and agreed that
            -----------------------
the Centocor Group and the Wellcome Group are independent contractors; neither the Centocor Group or any of its members, nor the Wellcome Group or any of its members, shall be deemed the agent of the other group or of any of its members for any purpose whatsoever, and neither the Centocor Group or any of its members, nor the Wellcome Group or any of its members, shall have authority to enter into any contract or agreement, assume any obligation or make any warranty or representation for or on behalf of the other group or any of its members. Nothing in this Agreement shall be deemed to create or constitute a partnership or the relationship of employer and employee between the Wellcome Group or any of its members on the one hand and the Centocor Group or any of its members on the other.

     30.14. Further Assurances.  At the request of any party hereto, the other
            ------------------
parties hereto shall execute and deliver from
time to time such further instruments and shall provide reasonable cooperation in such proceedings or actions as shall be necessary or reasonably appropriate to effectuate the purposes of this Agreement including, without limitation, registering or recording the rights granted hereunder in appropriate offices of particular Governmental Entities; provided, however, if any party hereto desires
                                  --------  -------
to notify this Agreement under Article 85(3) of the Treaty of Rome establishing the European Economic Community, such party shall give the other parties ninety
(90) days prior written notice of such notification and if during such period a party shall reasonably object to such notification, the objecting party need not cooperate in such notification and such notification shall not be implemented. Except as otherwise provided in the Alliance Documents, the executions, deliveries and cooperation of each party under this Section 30.14 shall be
                                                    -------------
without further consideration and at such party's expense.

     30.15. Counterparts.  This Agreement and any amendment or supplement hereto
            ------------
may be executed in any number of counterparts and any party hereto may execute any such counterpart, each of which when executed and delivered shall be deemed to be an original and all of which counterparts taken together shall constitute but one and the same instrument. The execution of this Agreement and any such amendment or supplement by any party hereto will not become effective until counterparts hereof have been executed by all the parties hereto.

     30.16. Savings Clause.  Any restriction or information provision (as each
            --------------
of these terms or expressions are defined in the RTPA) contained in this Agreement or in any arrangement of which this Agreement forms part by virtue of which this Agreement or any such arrangement is registrable under the RTPA shall not take effect in the United Kingdom until the day after the day on which full particulars of this Agreement (and of any such arrangement) shall have been duly furnished to the Office of Fair Trading under Section 24 of the
                                                             ----------
RTPA.

     IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed as of the day and year first above written by their duly authorized representatives.

                          FOR AND ON BEHALF OF
                          THE WELLCOME FOUNDATION LIMITED



                          By:    /s/ Trevor M. Jones
                             ------------------------------------
                          Name:  Trevor M. Jones
                               ----------------------------------
                          Title: Director-Research, Development &
                                ---------------------------------
                                 Medical
                                ---------------------------------


                          BURROUGHS WELLCOME CO.



                          By:    /s/ David W. Barry
                             ------------------------------------
                          Name:  David W. Barry
                               ----------------------------------
                          Title: Vice President of Research,
                                ---------------------------------
                                 Development and Medical
                                ---------------------------------






                             [EXECUTIONS CONTINUED]

                          CENTOCOR, INC.



                          By:    /s/ Bobba Venkatadri
                             ------------------------------------
                          Name:  Bobba Venkatadri
                               ----------------------------------
                          Title: Executive Vice-President
                                ---------------------------------


                          CENTOCOR B.V.



                          By:    /s/ David P. Holveck
                             ------------------------------------
                          Name:  David P. Holveck
                               ----------------------------------
                          Title: Managing Director
                                ---------------------------------

                                   APPENDIX A
                                   ----------

                               GLOSSARY OF TERMS
                               -----------------



                     [See Appendix A to Alliance Agreement]

                                  SCHEDULE 5.3
                                  ------------


                          WELLCOME AND ITS AFFILIATES
                   STANDARD TERMS AND CONDITIONS OF PURCHASE


                            Four (4) Pages Attached.

THE WELLCOME FOUNDATION LTD                              Purchase Order No.
                                             WELLCOME                DATE
- ---------------------------
     Requistioner
[ ]
     REQ NO.  DATE

[ ]

Delivery Area

User Reference & Type
- ---------------------------

- ---------------------------

Order Number
Order Type
Raised By
Amended By
Progress Date
Invoice Instructions

- ---------------------------

- ---------------------------
Buyers Comment
Buying Category & GL Codes
Estimated Value & Indicator
- ---------------------------

- ---------------------------
Checked by  Authorizing
            Signature

Refer Purchase Queries to
- ---------------------------

- ---------------------------
     Suppliers Code
- ---------------------------
 Please execute the following Order subject to the terms and conditions detailed overleaf

- -----------------------------------------------------
Delivery to be made to:

ADVICE NOTE quoting above order number must be sent
- -----------
the day goods are dispatched to the delivery address stating time limit for notification of non-delivery

DELIVERY NOTE quoting above order number must
- -------------                            ----
accompany the goods              before
3:30 p.m. not Saturdays

Invoice to be sent to: -
Invoice must quote Wellcome Order No.
            :-
- -----------------------------------------------------

The Wellcome Foundation Ltd Unicorn House PO Box 129 160 Easton Road London NW1 29P England No 194814 VAT No. GB 203 3017 31

           THE WELLCOME FOUNDATION LIMITED - CONDITIONS OF PURCHASE

1.   DEFINITIONS
     In these "Conditions" the following words shall, where the context so admits, have the meanings respectively set against them:
     The Order(s)       The form of order contained on the reverse hereof
                        (including any subsequent amendments to the order(s))
                        duly completed and signed on behalf of the Wellcome
                        Foundation Limited
     The Seller         The company, firm or person to whom the order is
                        addressed
     The Buyer          The Wellcome Foundation Limited
     The Goods          The Goods or Services provided by the Seller, to the
                        Buyer, particulars whereof are set out in the Order together with any Specification accompanying the Order or referred to on the face thereof.
     The Specification  The Buyer's specific written requirements which accompanies, is attached and or is set forth in the Order (whichever is appropriate).

2.   FORMATION OF CONTRACT
     (a) Any contract made between the Seller and the Buyer for the sale and purchase of the Goods shall consist of the Order together with all documents expressly incorporated therewith and the acceptance of the Order by the Seller, and shall be subject to these Conditions to the exclusion of any other conditions which may be inconsistent and which the Seller might seek to impose even though such conditions may be submitted in a later document or purport to exclude or supersede any conditions inconsistent with them. Unless otherwise agreed by the Buyer no other terms or conditions shall be included or implied in the contract nor shall any of these Conditions be varied or deleted.
     (b) The Seller hereby acknowledges that these Conditions shall have precedence over and shall supersede all representations, proposals, prior agreements oral or written and all other communications between the parties regardless of any other or additional terms or any printed conditions appearing on any acceptance form or other document or letter emanating from the Seller, and such conditions shall have no effect whatsoever except insofar as they confirm the terms of the Order.
     (c) When the Order is placed by telephone on behalf of the Buyer it must be subject to the quotation of the Buyer's order number and must be subsequently confirmed by the Buyer in writing. The Order and written confirmation must be signed by a duly authorized signatory of the Buyer and must carry the Buyer's official order number. The Buyer shall not be bound by Order if the Order does not expressly quote the Buyer's official order number and notwithstanding this, is accepted by the Seller.

3.   THE SPECIFICATION
     (a) Where the Order is placed subject to the Specification, the Seller shall ensure that the Goods comply with the Specification. The Seller shall not make any change of whatever nature to the Specification of the Goods supplied under the Order without the prior written acceptance of the Buyer
     (b) The Seller shall ensure that no changes are made to the process of the raw materials and/or the source of the raw materials from which the Goods are made without prior written notification to the Buyer of what those changes are.

4.   DELIVERY
     (a) The Goods shall be delivered to the Buyer within such period as is stated for the delivery in the Order.
     (b) If the Goods are not delivered within such period as aforesaid the Buyer shall be entitled without prejudice to any of its other rights under these Conditions to forthwith terminate the Order by notice in writing given to the Seller.
     (c) Upon consigning the Goods or any part thereof for delivery to the Buyer the Seller shall forthwith give notice thereof to the Buyer.

5.   PRICE AND PAYMENT
     Unless otherwise agreed:
     (a) The price of the Goods stated in the Order shall not be the subject of increase without the consent of the Buyer and shall unless otherwise agreed by the Buyer, be inclusive of the cost of packing and carriage and of any duties, taxes (except as otherwise provided for under the provisions of clause 12 hereof) tariffs or other impositions chargeable or leviable on the Goods and of any other sums whatsoever payable to any person in respect of the Goods.
     (b) Subject to the Goods supplied hereunder, conforming to the Specification (where relevant) payment will be made by the Buyer normally through BACS Limited (Bankers Automated Clearing Services) or SWIFT (Society for the World wide Interbank Financial Telecommunications) into the Seller's designated bank account usually between 49 and 56 days from invoice/tax point date.
     (c) The Seller shall not be entitled to penalise the Buyer by forfeiting discounts on prompt payment if the Seller fails to clearly indicate on all correspondence the Buyer's purchase order number (through no fault of the Buyer) which results in a delay to the payment under the provisions hereof.

6.   QUALITY OF MATERIALS
     The materials used in manufacturing the Goods shall conform in all respects to the particulars stated in the contract and if no such particulars are stated, shall, subject to any contrary instructions given thereafter to the Seller by the Buyer, be of the highest grade and quality obtainable.

7.   HEALTH, SAFETY, TOXICITY AND ENVIRONMENTAL ISSUES
     (a) Where EEC Directive 91 156 FCC applies the Seller will provide the Buyer with a Safety Data Sheet in accordance with this Directive and will be responsible for communicating any revisions of the Safety Data Sheet to the Buyer.
     (b) The Seller will ensure that the Safety Data Sheet will include but shall not be limited to methods of disposal, precautions before and after spillage and the occupation exposure limits.
     (c) The Seller will be responsible for examining that the production and supply of the Goods to the Buyer fully conforms with all Health, Safety and Environmental legislation, such legislation shall include, but not limited to statutes, Acts of Parliament, Regulations EEC legislation, licensor, Approvals, Code of Practices and Guidance Notes as amended from time to time.
     (d) If the Goods (to which this clause applies) are rejected by the Buyer then the Seller shall be responsible for collection and disposal of the Goods within 21 days of notice of rejection by the Buyer.

8.   INSPECTION AND TESTING
     The Seller shall before delivery ensure whether by inspection or testing or otherwise, that the Goods comply with these Conditions and/or the Specification. Without limiting the obligations of the Seller as aforesaid the Buyer may at any reasonable time during the performance of the contract enter upon the premises of the Seller for the purpose of inspecting and testing the Goods and the materials and the Seller shall afford to the Buyer all reasonable facilities for such inspection and testing.

9.   REJECTION OF FAULTY GOODS*
     The Buyer shall not be deemed to have accepted the Goods until a reasonable period after the date of delivery of the same. Payment for the Goods shall not be deemed evidence of acceptance. Before the expiry of a reasonable period of time after the date of delivery the Buyer shall be entitled to reject such of the Goods as do not comply in all respects with these Conditions and/or the Specification and shall upon rejection (with the exception of the Goods in which the provision of Clause 7 hereof refers) return such Goods to the Seller at the risk and expense of the Seller.
     Upon notification of rejection as aforesaid, the Seller, as the Buyer may require, shall forthwith either at its own expense deliver to the Buyer, Goods complying in all respects with these Conditions or the Specification in substitution for those rejected or Credit the Buyer in full for the invoice value of the rejected Goods.

10.  WARRANTY
     Notwithstanding Clause 9, the Seller warrants that the Goods fit their description, are of merchantable quality and are fit for their purpose, comply with the Specification (where appropriate) and are free from defects and faults of whatever nature for 12 months from delivery or commissioning, whichever is the later, (unless otherwise set out in the Order ("the Warranty Period")). If during the Warranty Period the Goods are found not to comply with the above the Seller shall forthwith replace the Goods or rectify such defect. The Seller shall bear all costs in this connection (including carriage, packaging or any additional inspection or testing of the replaced or repaired Goods). The Warranty Period shall be extended by a further period of 12 months (unless otherwise agreed) from the date of replacement or rectification.

11.  SUB-CONTRACTING AND ASSIGNMENT
     These Conditions shall be performed by the Seller or by its holding company or subsidiary or by a subsidiary of its holding company and not by way of subcontract to any other company, firm or person without the prior consent in writing of the Buyer, save only for the supply of materials or items not commonly made by the Seller. Copies in duplicate of any sub-contract made in accordance with this provision, with the omission only of any price stated therein, shall be delivered to the Buyer and no such sub-contract shall in any way limit or otherwise affect the obligations of the Seller under these Conditions.

     The Seller shall not assign any contract or any rights hereunder in whole or in part without the prior written consent of the Buyer.

12.  PATENT RIGHTS ETC.
     If the Goods, either by their sale, use or incorporation in other goods, allegedly or otherwise infringes any design, trademark, copyright, letters patent or any other intellectual property rights in the United Kingdom or elsewhere, the Seller shall indemnify and hold the Buyer harmless from and against all and any costs, claims, damages, expenses brought, made or suffered by or against the Buyer.

13.  TERMINATION AND CANCELLATION

13.1 Termination
     Without prejudice to any of its other rights under these Conditions the Buyer may by notice in writing to the Seller terminate these Conditions forthwith if:
     (a)  the Seller shall commit any breach of these Conditions; or
     (b) the Seller ceases to carry on business or permits any judgment against it to remain unsatisfied for seven days; or
     (c) being a Company the Seller has a petition presented or a meeting is convened for the purpose of considering a resolution or other steps are taken for its winding up or for the making of an administration order (otherwise than for the purposes of a bona fide amalgamation or reconstruction) or compounds with its creditors, or if it shall become insolvent, or if a trustee receiver, administrative receiver or similar officer is appointed in respect of all or any part of its business or assets; or
     (d) being an individual the Seller dies, or becomes bankrupt or insolvent, or enters into any arrangements with creditors or takes or suffers any similar action in consequence of debts.

13.2 Cancellation
     The Buyer hereby reserves the right to cancel the whole or any part of the Order without incurring any liability whatsoever to the Seller for such cancellation provided that the Buyer gives to the Seller reasonable prior written notice of its intention to so cancel.

14.  NOTICES
     Any notice or other document required to be served on the Seller shall be delivered or posted to the Seller at its registered office being a company or last known place of business or other address being an individual or a firm and any notice or other document required to be served on the Buyer shall be delivered or posted, in the case of an invoice or statement to Buyer's Accounts Department and in any other case to the Buyer's Buying Department as indicated on the order.

15.  DRAWINGS COPYRIGHT AND OWNERSHIP
     The Buyer retains copyright in and ownership of all plans, drawings, specifications and patterns relating to the Goods delivered by the Buyer to the Seller and the same shall remain the property of the Buyer and forthwith upon the completion or termination (for whatever reason) of these Conditions shall be returned to the Buyer. No such plans, drawings, specifications, or patterns shall be shown nor its contents disclosed to any other person without prior written agreement of the Buyer.

16.  PASSING OF PROPERTY
     The property and risk in the Goods shall remain in the Seller until the Goods are delivered to the point specified by the Buyer.

17.  MARKING OF MATERIALS
     When required by the Buyer the Seller shall mark the materials ordered in accordance with the reasonable instructions of the Buyer.

18.  VALUE ADDED TAX (WHERE APPLICABLE)
     Where it is agreed that Value Added Tax shall be paid by the Buyer, the Seller shall show as a separate item in his invoice the amount of such Value Added Tax.

19.  USE OF NAME
     It is a condition of the purchase of the Goods that the Seller shall not, without the prior written consent of the Buyer issue or publish any statement in writing indicating that the Seller has supplied goods to the Buyer or is a supplier to the Buyer, whether regularly or intermittently or otherwise of the Goods or any other goods but without prejudice to the Buyer's rights with respect to the supply of Goods whether under these Conditions or by virtue of a course of dealing with respect to the Goods or similar goods.

20.  INDEMNITY
     The Seller shall defend, indemnify and continue to indemnify and hold the Buyer harmless from and against all third party claims, demands, loss, damage, liability (including without limitation liability for death or personal injury attributable to the Goods) settlement amounts, costs and expenses whatsoever (including reasonable legal fees and costs) arising out of or resulting from the use and/or sale of the Goods or of any product incorporating the Goods.

21.  CONTRACTORS ON SITE
     Under no circumstances should contractors work in or enter the Buyer's premises without having first read the Buyer's Standard Preliminaries document for Contractors (as amended from time to time), which must be strictly adhered to. Copies of this document are available on request.

22.  APPLICABLE LAW
     This Order shall in all respects be construed in accordance with and be governed by English Law. Nothing in these Conditions shall prejudice or limit any condition or Warranty (express or implied) or right or remedy to which the Buyer is entitled in relation to the material of the Goods ordered by virtue of statute or Common Law and the parties agree to submit or any dispute in relation to the Goods or the rights of the parties hereunder in relation thereto to the jurisdiction of the English Courts.

                    BURROUGHS WELLCOME      DATE         PURCHASE ORDER
WELLCOME            CO.
                    3030 Cornwallis
INVOICE TO          Road, Research
                    Triangle Park, NC                  THIS NUMBER MUST
                    27709                              APPEAR ON ALL PACKAGES,
                                                       INVOICES AND
                    ACCOUNTS PAYABLE                   CORRESPONDENCE.
                    DEPARTMENT
                    P.O. BOX 13526          1.EACH CONTAINER MUST
                    RESEARCH TRIANGLE         SHOW (A) YOUR COMPANY
                    PARK, NC 27709-3526       NAME  (B) DESCRIPTION
                                              OF CONTENTS (C) OUR
                    RESEARCH TRIANGLE         ORDER NUMBER (D) OUR
                    PARK (919) 248-3000       ITEM NUMBER (E)
                    GREENVILLE - (919)        QUANTITY.
                    758-3436                2.SEND BUYER
                                              ACKNOWLEDGEMENT OF THIS
                                              ORDER GIVING
                                              SPECIFIC DELIVERY
                                              INFORMATION.
                                            3.RESEARCH TRIANGLE
                                              PARK DELIVERIES
                                              ACCEPTED FROM 8:15 TO
                                              3:15 P.M.
                                            4.GREENVILLE DELIVERIES
                                              ACCEPTED FROM 7:30 A.M.
                                              TO 3:00 P.M.
                                              NO COD'S ACCEPTED.



- -------------------------------------------------------------------------------
VENDOR NUMBER     TERMS             F.O.B.               FREIGHT TERMS

- -------------------------------------------------------------------------------
       QUANTITY              DESCRIPTION                      PRICE




















- -------------------------------------------------------------------------------

                                                           TOTAL


- -------------------------------              -----------------------------
DIRECT ALL INQUIRIES TO BUYER                  DIRECTOR OF PURCHASING

                     PURCHASE ORDER "TERMS AND CONDITIONS"

            THIS ORDER IS PLACED SUBJECT TO THE FOLLOWING TERMS AND
           CONDITIONS WHICH MAY NOT BE VARIED OR ADDED TO EXCEPT BY A
                   WRITING SIGNED BY BUYER'S PURCHASING AGENT

        DELIVERY:

        Title shall pass to Buyer on delivery of goods to its plant at Greenville, N.C. or its establishment at Research
        Triangle Park N.C. Notwithstanding any agreement to pay freight express or other transportation charges, the risk of loss or damage in transit shall be upon the Seller.


Delivery shall not be complete until goods have been actually received, inspected and accepted by Buyer. Buyer shall have the privilege of return at Seller's expense if goods are defective or not in compliance with Buyer's specifications. Seller shall bear all risks after notice of rejection.

Buyer reserves the right to cancel this order or any part thereof if delivery is not made within the time specified or within a reasonable time in case no time is specified.


WARRANTY

Seller warrants the lawful ownership of the goods, the right to sell them, and delivery, free of any security interest, lien or encumbrance. Seller further warrants that the goods will conform to applicable drawings, specifications, samples, models, descriptions, etc. and will be of good material and workmanship and free from defects and shall in all respects be of merchantable quality and fit and safe for the purpose intended.

Such warranties shall survive delivery and shall not be deemed waived either by reason of Buyer's acceptance of the goods or by payment for them. Any deviation from this order or the drawing, specifications, etc., furnished by Buyer or any other exceptions or alterations must be approved in writing by Buyer's Purchasing Agent.


CONTINGENCIES

No liability hereunder shall result to either party from delay in performance, non performance, or non acceptance of deliveries caused by circumstances beyond the control of the party affected, including, but not limited to, Acts of God, fire, flood, war, labor trouble or voluntary compliance with governmental regulations, directions or requests. Quantities so affected may be eliminated from the order.


INVOICES

All invoices must carry the following clause in order to be passed for payment:
"We hereby guarantee that the articles listed herein are not adulterated or misbranded within the meaning of the Federal Food, Drug and Cosmetic act of the Federal Caustic Poison Act, as amended, and regulations thereunder; they contain no substance which may not be introduced into interstate commerce under Sections 404 and 505 of the Federal Food, Drug and Cosmetic Act, where applicable they have been registered under the Federal Insecticide, Fungicide and Rodenticide Act and otherwise comply within. Any color additive is from a batch certified in accordance with FDA regulations. We hereby certify that the goods listed herein were produced in compliance with all applicable requirements of the Fair Labor Standards Act, as amended.

Discounts will be taken according to terms, but from the date of delivery of the goods to Buyer's plant.


PATENTS, TRADEMARKS AND COPYRIGHTS

Seller warrants that the use or sale of the goods delivered hereunder will not infringe any patent, trademark or copyright; and shall indemnify and hold Buyer harmless from and against all claims, liability, loss, damage or expense, including counsel fees, arising from or by reason of any actual or claimed infringement or any litigation based thereon.


SPECIAL AND CONSEQUENTIAL DAMAGES

By accepting this order, Seller acknowledges that the goods and/or services covered by this order are intended for use by Buyer in connection with its business of manufacturing, research, sale and distribution of human and veterinary pharmaceutical, biological and diagnostic products and Seller acknowledges that any defect in the goods and/or services covered by this order, or any breach of warranty contained herein or any failure by Seller to perform any of its obligations to Buyer may occasion special and/or consequential damages to the Buyer.

        INDEMNITY

        Seller agrees to defend, indemnify, and save harmless the buyer from and against all liability, loss, damage and expense of every kind, including reasonable attorney's fees, resulting from or arising out of any breach of warranty contained herein or any failure of Seller to properly perform its obligations to Buyer created by and upon Seller's acceptance of this purchase order.

WORK ON BUYER'S PREMISES

If Seller is required to make any delivery or to do any work on Buyer's premises, Seller agrees to and will be subject to Buyer's factory and safety regulations. Seller shall hold Buyer harmless and indemnify Buyer against all loss or damage which may result from any act or omission of Seller, its employees, agents or subcontractors. Seller shall furnish satisfactory certificates of insurance covering Workmen's Compensation for all of its employees engaged in work on Buyer's premises, and public liability insurance and property damage insurance. Seller for itself and its agents, servants and employees covenants to maintain in strictest confidence any trade secret or confidential information of Buyer's which Seller or its agents, servants or employees acquire arising out of the work or being upon the premises.

TERMINATION FOR BANKRUPTCY

The voluntary or involuntary bankruptcy or receivership of the insolvency of either party hereto shall permit the other party to terminate this agreement forthwith upon notice.

GOVERNMENT CONTRACT:

If Buyer advises Seller that any of the goods are subject to use by Buyer to satisfy contracts with the United States Government, Seller covenants to comply with the Equal Opportunity, Walsh Healy Public Contracts, Contract Work Hours, Standards, Buy-American, Renegotiation, and other applicable federal, state and local laws.

VARIATION

No variation in any of the terms, conditions or specifications of this order, and no different or additional terms contained in any of Seller's documents, irrespective of the wording of Seller's acceptance or trade custom will be binding upon Buyer unless agreed to in writing and signed by Buyer's Purchasing Agent. No other representative of Buyer is authorized to change any of these terms and conditions.

NO WAIVER

Failure to insist upon strict compliance with any of the terms, conditions, and/or representations of this order shall not be deemed a waiver of compliance, nor shall any waiver or relinquishment of any right at any one time or more times be deemed a waiver or relinquishment at any other time or times absent written notice to such effect by Buyer's Purchasing Agent.

INSPECTION

Upon reasonable notice, buyer shall have the right of access to and inspection of areas of Seller's plant in which the goods are manufactured and may further inspect and test the goods at Sellers' plant or at point of destination.

REMEDIES

No remedy herein provided shall be deemed exclusive of any other remedy allowed by law.

ASSIGNMENT

Seller may not assign or delegate its rights or obligations under this order without the expressed written agreement of Buyer.

APPLICABLE LAWS

Seller warrants that its performance and the goods under this order shall be in compliance with all applicable Federal, State, and local laws.

LAW GOVERNING

This order is to be governed by and construed in accordance with the laws of North Carolina.

                                  SCHEDULE 8.3
                                  ------------


                                      (**)

                                 SCHEDULE 12.1
                                 -------------

                         TECHNICAL INFORMATION RELATING
                            TO F&C TECHNICAL PROGRAM


                                      (**)

                                 SCHEDULE 20.2
                                 -------------

                           Adverse Reaction Reporting
                           --------------------------



1. Each party shall use its best endeavors to obtain and record written medical confirmation and relevant details of all suspected or alleged Adverse Reactions to the 17-1A Product and shall ensure by means of a written log that all such cases and the dossiers of information relating to them are uniquely identified and retrievable.

2. Each party shall comply with all legal and regulatory requirements in the applicable country in the Territory concerning the reporting of Adverse Reactions to the 17-1A Product and shall send copies of all such reports to the other party and as otherwise required by applicable Law.

3. Each party shall inform such persons of the other party in writing as are identified from time to time by the Product Committee of all serious Adverse Reactions to the 17-1A Product as soon as possible and at the latest within fifteen (15) days of a party receiving notice thereof. Serious Adverse Reactions are those that are fatal, life-threatening or severely or permanently disabling for any reason.

4. Each party shall provide to the other party every Quarter a report containing clinical details of all those Adverse Reactions to the 17-1A Product for which information is deemed to have been completed during the relevant period.

5. Each party shall respond as soon as is reasonably practicable to requests from the other party for further information on any Adverse Reaction reported under points 3 or 4 above.

6. Each party shall provide to the other party every six (6) months a report summarizing:

   (i)    complaints received from users of the 17-1A Product; and

   (ii) toxicological or other information which becomes available to such party and which is relevant to the use, indications and contra-indications or safety of the 17-1A Product.

7. Each party, to the extent it has any, shall notify the other party of any revision of clinical recommendations and precautions relevant to the 17-1A Product.

8. Each party, to the extent it has any, shall make available to the other party on reasonable request a summary of clinical information (excluding detail identifying patient or reporter) concerning worldwide spontaneous Adverse Reaction reports to the other party which are relevant to the 17-1A Product.